EXHIBIT 15.4

CNFINANCE HOLDINGS

LIMITED AND SUBSIDIARIES

Consolidated Financial Statements

December 31, 2018, 2019 and 2020

CNFINANCE HOLDINGS LIMITED

Consolidated balance sheets

		December 31,
	Note	2019	2020
		RMB	RMB

Assets

Cash, cash equivalents and restricted cash	4	1,705,356,424	1,960,922,758
Loans principal, interest and financing service fee receivables (include loans held-for-sale of RMB370,700,724 and RMB586,206,781,with RMB66,698,869 and RMB76,013,067 measured at fair value as of December 31, 2019 and 2020, respectively)	5	11,366,097,286	9,688,941,024
Allowance for credit losses		1,108,078,429	659,479,450
Net loans principal, interest and financing service fee receivables		10,258,018,857	9,029,461,574
Investment securities	6	654,328,054	418,136,773
Property and equipment	7	9,195,975	4,716,148
Intangible assets and goodwill	8	3,738,338	3,230,126
Deferred tax assets	24	16,441,330	75,823,512
Deposits	9	133,513,032	114,051,773
Right-of-use assets	28	38,133,941	19,468,523
Other assets	10	207,523,016	607,684,977

Total assets		13,026,248,967	12,233,496,164

Liabilities and shareholders’ equity

Interest-bearing borrowings	11
Borrowings under agreements to repurchase		870,778,215	508,576,882
Other borrowings		6,652,138,315	5,649,669,343
Accrued employee benefits		37,276,343	29,627,379
Income taxes payable		136,931,899	154,806,738
Deferred tax liabilities	24	359,286,455	396,594,182
Lease liabilities	28	38,133,941	19,544,499
Credit risk mitigation position	12	928,702,101	1,209,729,138
Other liabilities	13	404,469,203	523,697,125

Total liabilities		9,427,716,472	8,492,245,286

Ordinary shares (3,800,000,000 shares authorized; 1,371,643,240 shares with USD0.0001 as par value issued as of December 31, 2019 and December 31, 2020)	14	916,743	916,743
Additional paid-in capital	15	937,589,515	999,662,882
Retained earnings	16	2,662,145,649	2,759,127,799
Accumulated other comprehensive losses	17	(2,119,412)	(18,456,546)

Total shareholders’ equity		3,598,532,495	3,741,250,878

Total liabilities and shareholders’ equity		13,026,248,967	12,233,496,164

The accompanying notes are an integral part of these consolidated financial statements.

1

CNFINANCE HOLDINGS LIMITED

Consolidated statements of comprehensive income

		Year ended December 31,
	Note	2018	2019	2020
		RMB	RMB	RMB

Interest and fees income
Interest and financing service fees on loans	18	4,278,820,368	2,953,480,997	1,828,687,910
Interest on deposits with banks		13,844,598	16,680,498	16,133,918

Total interest and fees income		4,292,664,966	2,970,161,495	1,844,821,828

Interest and fees expenses
Interest expenses on interest-bearing borrowings		(1,942,449,117)	(1,309,835,699)	(731,315,365)
Interest expenses paid to related parties		(610,405)	-	-

Total interest and fees expenses		(1,943,059,522)	(1,309,835,699)	(731,315,365)

Net interest and fees income		2,349,605,444	1,660,325,796	1,113,506,463

Collaboration cost for sales partners	19	-	(174,042,054)	(415,104,428)

Net interest and fees income after collaboration cost		2,349,605,444	1,486,283,742	698,402,035

Provision for credit losses (net of increase in guaranteed recoverable assets of nil, RMB 100,304,255 and RMB 433,376,273 for years ended 2018, 2019 and 2020, respectively)		(433,753,901)	(362,735,159)	(277,586,423)

Net interest and fees income after collaboration cost and provision for credit losses		1,915,851,543	1,123,548,583	420,815,612

Realized gains on sales of investments, net	20	3,185,026	46,126,258	20,153,659
Net (losses)/gains on sales of loans	21	(16,697,259)	75,959,140	149,631,456
Other gains, net	22	2,114,319	6,375,348	19,762,053

Total non-interest (losses)/incomes		(11,397,914)	128,460,746	189,547,168

Operating expenses
Employee compensation and benefits		(443,071,028)	(228,135,061)	(190,374,014)
Share-based compensation expenses	26	(39,715,168)	(15,886,067)	(62,073,367)
Taxes and surcharges		(81,198,115)	(67,689,864)	(49,452,609)
Operating lease cost		(58,317,758)	(36,607,623)	(21,719,042)
Offering expenses		(10,858,717)	-	-
Other expenses	23	(113,555,657)	(182,678,536)	(124,042,182)

Total operating expenses		(746,716,443)	(530,997,151)	(447,661,214)

Income before income tax expense		1,157,737,186	721,012,178	162,701,566
Income tax expense	24	(296,828,475)	(186,368,236)	(47,849,040)

Net income		860,908,711	534,643,942	114,852,526

Earnings per share	25
Basic		0.69	0.39	0.08
Diluted		0.62	0.36	0.08

Other comprehensive income/(losses)
Net unrealized income/(losses) on investment securities		1,585,705	(1,518,079)	(171,040)
Foreign currency translation adjustment		(1,682,779)	3,965,185	(16,166,094)

Comprehensive income		860,811,637	537,091,048	98,515,392

The accompanying notes are an integral part of these consolidated financial statements.

2

CNFINANCE HOLDINGS LIMITED

Consolidated statements of changes in shareholders’ equity

	Note	Ordinary shares	Additional paid-in capital	Accumulated other comprehensive income /(losses)	Retained earnings	Total equity
		RMB	RMB	RMB	RMB	RMB

Balance as of January 1, 2018		-	569,125,240	(4,469,444)	1,266,592,996	1,831,248,792
Net income		-	-	-	860,908,711	860,908,711
Foreign currency translation adjustment	17	-	-	(1,682,779)	-	(1,682,779)
Unrealized gains on investment securities	17	-	-	1,585,705	-	1,585,705
Share-based compensation	26	-	39,715,168	-	-	39,715,168
Reorganization	1	98,493	(98,493)	-	-	-
Change in par value of ordinary shares		720,718	(720,718)	-	-	-
Issuance of ordinary shares upon initial public offering (“IPO”), net of offering cost		97,532	313,682,251	-	-	313,779,783

Balance as of December 31, 2018		916,743	921,703,448	(4,566,518)	2,127,501,707	3,045,555,380

Balance as of January 1, 2019		916,743	921,703,448	(4,566,518)	2,127,501,707	3,045,555,380
Net income		-	-	-	534,643,942	534,643,942
Foreign currency translation adjustment	17	-	-	3,965,185	-	3,965,185
Unrealized losses on investment securities	17	-	-	(1,518,079)	-	(1,518,079)
Share-based compensation	26	-	15,886,067	-	-	15,886,067

Balance as of December 31, 2019		916,743	937,589,515	(2,119,412)	2,662,145,649	3,598,532,495

Balance as of January 1, 2020		916,743	937,589,515	(2,119,412)	2,662,145,649	3,598,532,495
Cumulative effect from change in accounting policies (1)		-	-	-	(17,870,376)	(17,870,376)
Net income		-	-	-	114,852,526	114,852,526
Foreign currency translation adjustment	17	-	-	(16,166,094)	-	(16,166,094)
Unrealized losses on investment securities	17	-	-	(171,040)	-	(171,040)
Share-based compensation	26	-	62,073,367	-	-	62,073,367

Balance as of December 31, 2020		916,743	999,662,882	(18,456,546)	2,759,127,799	3,741,250,878

(1)	We adopted CECL effective January 1, 2020. For additional information, see Note 2 (Summary of Significant Accounting Policies) for more information.

The accompanying notes are an integral part of these consolidated financial statements.

3

CNFINANCE HOLDINGS LIMITED

Consolidated statements of cash flows

	Year ended December 31,
	2018	2019	2020
	RMB	RMB	RMB

Cash flows from operating activities:

Net income	860,908,711	534,643,942	114,852,526

Adjustments to reconcile net income to net cash provided by operating activities:

Provision for credit losses	433,753,901	362,735,159	277,586,423
Depreciation and amortization	13,299,246	10,917,300	6,047,226
Share-based compensation expenses	39,715,168	15,886,067	62,073,367
Net losses on disposal of property and equipment	946,244	3,049,896	2,868
Foreign exchange (gains)/losses	(1,836,029)	(647,316)	5,345,004
Deferred tax (benefit)/expense	(105,085,476)	3,908,847	(94,389,779)
Losses/ (gains) on sale of loans	16,697,259	(75,959,140)	(149,631,456)
Profit and loss arising from fair value changes	-	-	(56,773)

Loans held-for-sale:
Originations and purchases	(7,871,176)	(550,365,329)	(152,062,194)
Proceeds from sales and paydowns of loans originally classified as held for sale	35,232,875	207,192,005	637,716,580

Changes in operating assets and liabilities:
Deposits	(27,892,733)	44,704,926	19,461,259
Credit risk mitigation position	-	928,702,101	281,027,037
Other operating assets	(138,548,636)	97,354,067	(28,446,434)
Other operating liabilities	205,466,514	(283,008,921)	140,051,328

Net cash provided by/(used in) operating activities	1,324,785,868	1,299,113,604	1,119,576,982

Cash flows from investing activities:

Loans originated, net of principal collected	785,703,866	4,371,766,370	(89,215,328)
Proceeds from sales of investment securities	390,050,000	2,654,500,000	7,187,477,436
Cash received from disposal of investment in equity securities	-	6,000,000	-
Proceeds from disposal of subsidiaries	29,658,807	-	-
Proceeds from disposal of property and equipment and intangible assets	3,044,763	881,111	2,159,345
Proceeds from sales of loans	165,626,448	536,346,406	378,308,227
Purchases of investment securities	(710,000,000)	(2,628,600,000)	(6,951,457,436)
Purchases of property, equipment and intangible assets	(14,822,364)	(4,440,146)	(3,221,401)

Net cash provided by investing activities	649,261,520	4,936,453,741	524,050,843

The accompanying notes are an integral part of these consolidated financial statements.

4

CNFINANCE HOLDINGS LIMITED

Consolidated statements of cash flows (continued)

	Year ended December 31,
	2018	2019	2020
	RMB	RMB	RMB

Cash flows from financing activities:

Proceeds from initial public offering, net of offering cost paid of RMB51,967,702	313,779,783	-	-
Proceeds from interest-bearing borrowings	10,931,383,040	2,793,124,280	6,014,983,918
Proceeds from related party	138,000,000	-	-
Repayment of interest-bearing borrowings	(11,352,964,066)	(10,488,829,330)	(7,382,122,623)
Repayment through related party	(32,747,681)	-	-

Net cash used in financing activities	(2,548,924)	(7,695,705,050)	(1,367,138,705)

Net increase/(decrease) in cash, cash equivalents and restricted cash	1,971,498,464	(1,460,137,705)	276,489,120
Cash, cash equivalents and restricted cash at the beginning of year	1,190,360,385	3,161,657,934	1,705,356,424
Effect of exchange rate change on cash, cash equivalents and restricted cash	(200,915)	3,836,195	(20,922,786)

Cash, cash equivalents and restricted cash at the end of year	3,161,657,934	1,705,356,424	1,960,922,758

Supplemental disclosures of cash flow information:
Income taxes paid	95,837,024	179,190,712	46,378,568
Interest expense paid	2,002,298,692	1,412,091,485	728,846,965

The accompanying notes are an integral part of these consolidated financial statements.

5

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

1.	DESCRIPTION OF BUSINESS, ORGANIZATION, AND BASIS OF PRESENTATION

CNFinance Holdings Limited (“CNFinance”), through its wholly-owned subsidiaries and consolidated variable interest entities (collectively, referred to hereinafter as the “Group”) in the People’s Republic of China (“PRC”), primarily provides micro credit loan services for micro and small-enterprise (“MSE”) owners, and loan lending agency service for financial institution.

The Group’s main funding resources are equity and borrowings from third parties. The loans are granted through its licensed micro credit subsidiaries in Beijing, Shenzhen and Chongqing directly, or the structured funds funded with the Group as general partners. Through the Group’s network of sales team and branch offices, prospective MSE borrowers are referred to the licensed micro credit subsidiaries or the structured funds (“the traditional facilitation model”). All loans were secured by residential or commercial real estate as of December 31, 2020.

In December 2018, the Group began to explore a new collaboration model to mitigate credit risks (“collaboration model”) and started to record the business under this model. The collaboration model is different from the traditional facilitation model by adding a collaboration relationship, which involves sales partners for introducing borrowers and providing a certain level of guarantee of repayment for loans recommended. Under such model, the Group is able to develop a financial services platform that matches various parties to lend resources at competitive rates. Those parties include sales partners who introduce borrowers from particular jurisdictions, trust companies that administer funds, and the loan borrowers who has financial needs for their business operations. The sales partners are nationwide mid-or-small companies that have local risk assessment capabilities. The collaboration model requires the sales partners to place a security deposit called credit risk mitigation positions which could be confiscated by the Group when loans are defaulted. The loan borrowers who are introduced by the sales partners are MSE owners who have properties that can be used as collateral.

Reorganization

CNFinance is incorporated in the Cayman Islands and was established on January 8, 2014 by the shareholders of Sincere Fame International Limited (“Sincere Fame”). In 2014, CNFinance Holdings Limited was incorporated under the laws of Cayman Islands. CNFinance became its holding company through share exchanges with the shareholders of Sincere Fame (“Reorganization”) on March 27, 2018. The shareholders of Sincere Fame transferred all of their equity interests in Sincere Fame, consisting of 1,230,434,040 ordinary shares of Sincere Fame, in exchange for 1,230,434,040 ordinary shares of CNFinance and CNFinance became the parent company of Sincere Fame.

As presented in Note 14, the Company issued one (1) share upon incorporation with par value of HKD0.0001. Upon the shares transfer, the total issued and outstanding shares of the Company is 1,230,434,041.

Sincere Fame was incorporated in the British Virgin Islands and before the Reorganization, through its wholly-owned subsidiaries and consolidated variable interest entities in the PRC, primarily provided micro credit loan services for MSE owners, and loan lending agency service for banks.

Basis of preparation

The consolidated financial statements are prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”).

The net assets of Sincere Fame are initially measured and recognized at their historical carrying amounts because the shareholders of CNFinance immediately after the Reorganization have identical ownership interests in Sincere Fame immediately before the Reorganization and the Reorganization is solely for the purpose of establishing the legal structure of CNFinance. Accordingly, the transfer of net assets of Sincere Fame has been accounted for and presented in the accompanying consolidated financial statements in a manner similar to a pooling-of-interests. That is, the consolidated financial statements of CNFinance include the results of the operations and the statement of financial position of Sincere Fame as of the beginning of the earliest period presented. Since CNFinance did not engage in any operating activities, CNFinance’s consolidated financial position as of December 31, 2019 and 2020, and its results of operations for the years then ended represent the continuation of the consolidated financial statements of Sincere Fame, except for its capital structure, which is retroactively adjusted to reflect the legal capital structure of CNFinance.

6

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

1.	DESCRIPTION OF BUSINESS, ORGANIZATION, AND BASIS OF PRESENTATION (CONTINUED)

Investment in significant subsidiaries for the year ended December 31, 2020

Name of company	Place and date of incorporation/ establishment	Registered capital		Issued and fully paid up capital		Percentage of equity attributable to the Group		Principal activities
						Direct	Indirect
Sincere Fame International Limited 诚名国际有限公司	British Virgin Islands October 6, 2006	USD	1,230,434.04	USD	1,230,434.04	100%	-	Investment Holding

China Financial Services Group Limited 泛华金融服务集团 有限公司	Hong Kong August 28, 2000	HKD	100,000,000	HKD	100,000,000	-	100%	Investment Holding

Fanhua Chuang Li Information Technology (Shenzhen) Co., Ltd. 泛华创利信息技术 (深圳) 有限公司	the PRC December 21, 1999	HKD	400,000,000	HKD	400,000,000	-	100%	Investment Holding

Shenzhen Fanhua United Investment Group Co., Ltd. 深圳泛华联合投资集团 有限公司	the PRC August 9, 2006	RMB	250,000,000	RMB	250,000,000	-	100%	Investment Holding

Guangzhou Anyu Mortgage Consulting Co., Ltd. 广州安宇按揭咨询 有限公司	the PRC January 23,2003	RMB	2,220,000	RMB	2,220,000	-	100%	Micro credit and mortgage agency services

Chongqing Fengjie Financial Advisory Co., Ltd. 重庆丰捷财务咨询 有限公司	the PRC June 13, 2010	RMB	500,000	RMB	500,000	-	100%	Financial consultancy

Guangzhou Chengze Information Technology Co., Ltd. 广州诚泽信息科技 有限公司	the PRC December 11, 2006	RMB	3,000,000	RMB	3,000,000	-	100%	Software development and maintenance

Chongqing Liangjiang New Area Fanhua Micro-credit Co., Ltd. 重庆市两江新区泛华 小额贷款有限公司	the PRC December 26, 2011	USD	30,000,000	USD	30,000,000	-	100%	Micro credit and mortgage agency services

Shenzhen Fanhua Micro-credit Co., Ltd. 深圳泛华小额贷款 有限公司	the PRC March 15, 2012	RMB	300,000,000	RMB	300,000,000	-	100%	Micro credit and mortgage agency services

7

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

1.	DESCRIPTION OF BUSINESS, ORGANIZATION, AND BASIS OF PRESENTATION (CONTINUED)

Name of company	Place and date of incorporation/ establishment	Registered capital		Issued and fully paid up capital		Percentage of equity attributable to the Group		Principal activities
						Direct	Indirect
Shenzhen Fanhua Fund Management Services Co., Ltd. 深圳泛华基金 管理服务有限公司	the PRC June 8, 2012	RMB	5,000,000	RMB	5,000,000	-	100%	Company register service

Guangzhou Heze Information Technology Co., Ltd. 广州和泽信息科技 有限公司	the PRC September 16, 2010	RMB	20,000,000	RMB	20,000,000	-	100%	Software development and maintenance

Beijing Lianxin Chuanghui Information Technology Co., Ltd. 北京联鑫创辉 信息技术有限公司	the PRC February 2, 2012	HKD	10,000,000	HKD	10,000,000	-	100%	Software development and maintenance

Shenzhen Fanlian Investment Co., Ltd. 深圳泛联投资有限公司	the PRC November 26, 2012	RMB	30,000,000	RMB	30,000,000	-	100%	Investment Holding

Fanhua Financial Leasing (Shenzhen) Co., Ltd. 泛华融资租赁 (深圳) 有限公司	the PRC September 4, 2012	USD	10,000,000	USD	10,000,000	-	100%	Business Advisory

Shenzhen Fanhua Chengyu Finance Service Co., Ltd. 深圳泛华诚誉金融配套 服务有限公司	the PRC March 15, 2013	RMB	10,000,000	RMB	10,000,000	-	100%	Labor outsourcing services

Beijing Fanhua Qilin Capital Management Co., Ltd. 北京泛华麒麟资本管理 有限公司	the PRC December 26, 2016	RMB	100,000,000	RMB	10,000,000	-	96%	Asset Management

Shijiazhuang Fanhua Financial Advisory Co., Ltd. 石家庄泛华财务咨询 有限公司	the PRC July 27, 2017	RMB	2,000,000		-	-	100%	Financial Consultancy

Taizhou Fanhua Financial Advisory Co., Ltd. 泰州泛华财务咨询服务 有限公司	the PRC September 28, 2017	RMB	500,000		-	-	100%	Financial Consultancy

Xuzhou Shenfanlian Enterprise Management Co., Ltd. 徐州深泛联企业管理 有限公司	the PRC December 7, 2017	RMB	10,000,000		-	-	100%	Enterprise Management

8

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

1.	DESCRIPTION OF BUSINESS, ORGANIZATION, AND BASIS OF PRESENTATION (CONTINUED)

Name of company	Place and date of incorporation/ establishment	Registered capital		Issued and fully paid up capital		Percentage of equity attributable to the Group		Principal activities
						Direct	Indirect
Nantong Shenfanlian Enterprise Management Co., Ltd. 南通深泛联企业管理 有限公司	the PRC September 8, 2017	RMB	5,000,000		-	-	100%	Enterprise Management

Baoding Fanjie Financial Advisory Co., Ltd. 保定泛杰财务咨询 有限公司	the PRC February 9, 2018	RMB	500,000		-	-	100%	Financial Consultancy

Shenzhen Fancheng Business Operation Management Partnership (Limited Partnership) 深圳泛诚商业运营管理合伙企业 (有限合伙)	the PRC June 22, 2018	RMB	500,000,000	RMB	34,550,000	-	100%	Enterprise Management

Fanxiaoxuan Cultural Media (Guangzhou) Co., Ltd. 泛小宣文化传媒 (广州) 有限公司	the PRC July 16, 2018	RMB	1,000,000		-	-	100%	Enterprise Management

Guangzhou Fanze Information Technology Co., Ltd. 广州泛泽信息科技 有限公司	the PRC February 27, 2019	RMB	10,000,000		-	-	100%	Software development and maintenance

Langfang Fanhua Technology Co., Ltd. 廊坊市泛华科技 有限公司	the PRC September 9, 2019	RMB	200,000		-	-	100%	Software development and maintenance

Shenyang Fanhua Financial Advisory Co., Ltd. 沈阳市泛华财务咨询 有限公司	the PRC November 18, 2019	RMB	1,000,000		-	-	100%	Financial consultancy

Luoyang Fanzhan Information technology Co., Ltd. 洛阳泛展信息科技有限公司	the PRC May 13, 2020	RMB	500,000		-	-	100%	Software development and maintenance

Lanzhou Fanhua Enterprise Information Advisory Co., Ltd. 兰州泛华企业信息咨询有限公司	the PRC May 19, 2020	RMB	200,000		-	-	100%	Enterprise Management

Yantai Shenzhen Fanlian Financial Advisory Co., Ltd. 烟台深泛联财务咨询有限公司	the PRC June 22, 2020	RMB	1,000,000		-	-	100%	Financial consultancy

9

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

1.	DESCRIPTION OF BUSINESS, ORGANIZATION, AND BASIS OF PRESENTATION (CONTINUED)

Name of company	Place and date of incorporation/ establishment	Registered capital		Issued and fully paid up capital	Percentage of equity attributable to the Group		Principal activities
					Direct	Indirect
Haikou Fanhua Financial Advisory Co., Ltd. 海口市泛华财务咨询有限公司	the PRC June 12, 2020	RMB	1,000,000	-	-	100%	Financial consultancy

Ganzhou Shenzhen Fanlian Financial Advisory Co., Ltd. 赣州深泛联财务咨询有限公司	the PRC August 8, 2020	RMB	1,000,000	-	-	100%	Financial consultancy

Guiyang Fanhua Financial Advisory Co., Ltd. 贵阳泛华财务咨询有限公司	the PRC July 9, 2020	RMB	1,000,000	-	-	100%	Financial consultancy

Lianyungang Shenzhen Fanlian Economic Information Advisory Co., Ltd. 连云港深泛联经济信息咨询有限公司	the PRC September 29, 2020	RMB	1,000,000	-	-	100%	Financial consultancy

Fanhua Jinfu (Foshan) Co., Ltd. 泛华金服（佛山）有限公司	the PRC May 22, 2020	RMB	200,000,000	-	-	100%	Financial consultancy

Variable interest entities (“VIEs”)

An entity is a variable interest entity (VIE) if it meets the criteria outlined in Accounting Standards Codification (ASC) Topic 810, Consolidation, which are (i) the entity has equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support from other parties; or (ii) the entity has equity investors that cannot make significant decisions about the entity’s operations or that do not absorb their proportionate share of the entity’s expected losses or expected returns. The Group consolidates a VIE when it has both the power to direct the activities that most significantly impact the VIE’s economic performance and a right to receive benefits or the obligation to absorb losses of the entity that could be potentially significant to the VIE (that is, the Group is the primary beneficiary). In addition to variable interests held in consolidated VIEs, the Group has variable interests in other VIEs that are not consolidated because the Group is not the primary beneficiary. However, these VIEs and all other unconsolidated VIEs are monitored by the Group to assess whether any events have occurred to cause its primary beneficiary status to change. All other entities not deemed to be VIEs with which the Group has involvement are evaluated for consolidation under other subtopics of ASC 810.

10

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

1.	DESCRIPTION OF BUSINESS, ORGANIZATION, AND BASIS OF PRESENTATION (CONTINUED)

In the normal course of business, the Group engages in a variety of activities with VIEs. The Group determines whether it is the primary beneficiary of a VIE at the time it becomes involved with the variable interest entity and reconsiders that conclusion continually. In evaluating whether the Group is the primary beneficiary, the Group evaluates its economic interests in the entity. If the Group is determined to be the primary beneficiary of a VIE, it must account for the VIE as a consolidated subsidiary. If the Group is determined not to be the primary beneficiary of a VIE, such VIE is not consolidated.

The Group has segregated its involvement with VIEs between those VIEs which are consolidated and those VIEs which are not consolidated.

Consolidated VIEs

Structured funds

The Group grants loans to customers through structured funds set up by trust companies. The assets of the structured funds can only be used to settle obligations of consolidated VIEs. The cash of structured funds represents that funds established by the institutional trust companies through segregated bank accounts, including structured funds that are partially funded by the Group’s own capital. The cash and cash equivalents of structured funds amounted to RMB1,073,209,525 and RMB1,034,933,331 as of December 31, 2019 and 2020 respectively can only be used to grant loans. The Group is general partner of the funds, promising the expected returns for limited partners, and providing credit enhancement on the loans to customers under the funds. The Group is also the manager of the funds, having the approval role for the loan origination and modification within the structured funds. The Group is the primary beneficiary of the funds as it has the power to direct the activities that most significantly impact the economic performance of the funds and it has obligation to absorb losses of the funds that could potentially be significant to the funds or the right to receive benefits from the funds that could potentially be significant to the funds.

Starting in March 2018, the Group has been working with trust companies to implement new funding arrangements. Under credit strengthening arrangements, the Group no longer provides credit enhancement on the loans to customers under the structured funds except for current outstanding loans under the existing trust products and loans to be granted thereunder. However, the Group still promises expected returns for limited partners under credit strengthening arrangements, which exposes the Group to obligation to absorb losses of the funds that could potentially be significant to the funds. The Group is still the manager of the structured funds, which gives the Group the power to direct the activities that most significantly impact the economic performance of the funds. The structured funds are not taxpayers according to PRC tax law. The Group consolidates the structured funds as it is the primary beneficiary of the funds as of December 31, 2019 and 2020.

11

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

1.	DESCRIPTION OF BUSINESS, ORGANIZATION, AND BASIS OF PRESENTATION (CONTINUED)

The table sets forth the investments in the consolidated VIEs by the Group as of December 31, 2020.

Name of structured funds	Place and date of incorporation/ establishment	Principal activities

Jinghua Structured Fund 5 菁华5号信托计划	the PRC December 19, 2014	Micro credit

Jinghua Structured Fund 6 菁华6号信托计划	the PRC September 9, 2014	Micro credit

Bohai Trust Shenfanlian Micro Finance Structured Fund 渤海信托深泛联小微金融集合资金信托计划	the PRC September 14, 2016	Micro credit

Bohai Huihe SME Structured Fund 渤海汇和中小微企业经营贷集合资金信托计划	the PRC September 29, 2017	Micro credit

Zhongyuan Wealth Anhui Structured Fund 1 中原财富-安惠1期	the PRC January 20, 2017	Micro credit

Zhongyuan Wealth Anhui Structured Fund 2 中原财富-安惠2期	the PRC August 18, 2017	Micro credit

Beijing Fanhua Micro-credit Company Limited 北京泛华小额贷款有限公司	the PRC August 10, 2012	Micro credit and mortgage agency services

No.27 Jinghua Structured Fund 菁华27号信托计划	the PRC May, 18,2018	Micro credit

No.29 Jinghua Structured Fund 菁华29号信托计划	the PRC May, 16,2018	Micro credit

Yuecai Loan Structured Arrangement 粤财网贷合作计划	the PRC July 6, 2018	Micro credit

Zhonghai Lanhai Structured Fund 1 中海信托蓝海1号集合资金信托计划	the PRC July 18, 2018	Micro credit

Bairui Hengyi No.613 Structured Fund 百瑞恒益613号集合资金信托计划	the PRC July 25, 2018	Micro credit

Bohai Trust No.1 Huiying Structured Fund 渤海惠盈1号集合资金信托计划	the PRC September 10, 2018	Micro credit

Bohai Trust No.2 Shenzhen Fanhua United Structured Fund 渤海信托-深泛联2号集合资金信托计划	the PRC November 28, 2018	Micro credit

Everbright No.1 Business Acceleration Structured Fund 光大助业1号集合资金信托计划	the PRC November 29, 2018	Micro credit
12

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

1.	DESCRIPTION OF BUSINESS, ORGANIZATION, AND BASIS OF PRESENTATION (CONTINUED)

Name of structured funds	Place and date of incorporation/ establishment	Principal activities

Jinghua Structured Fund 1 外贸信托菁华1号集合资金信托计划	the PRC May 8, 2019	Micro credit

Zhonghai Lanhai Structured Fund 1-2 中海信托-蓝海1-2号集合资金信托计划	the PRC June 28, 2019	Micro credit

Zhonghai Lanhai Structured Fund 1-3 中海信托-蓝海1-3号集合资金信托计划	the PRC September 11, 2019	Micro credit

Hunan Structured Fund 2019-1 湖南信托2019-1集合资金信托计划	the PRC September 23, 2019	Micro credit

Hunan Structured Fund 2019-2 湖南信托2019-2集合资金信托计划	the PRC September 23, 2019	Micro credit

Shaanxi International Xinglong Structured Fund 1-1 陕国投·兴隆1-1号集合资金信托计划	the PRC November 6, 2019	Micro credit

Shaanxi International Xinglong Structured Fund 2-1 陕国投·兴隆2-1号集合资金信托计划	the PRC September 24, 2019	Micro credit

Bairui Hengyi No.711 Structured Fund 百瑞恒益711号集合资金信托计划	the PRC September 20, 2019	Micro credit

Zhonghai Lanhai Structured Fund 1-4 中海信托-蓝海1-4号集合资金信托计划	the PRC October 10, 2019	Micro credit

Zhongyuan Wealth Anhui Structured Fund 49 中原信托-安惠49期	the PRC October 24, 2019	Micro credit

Bairui Hengyi No.724 Structured Fund 百瑞恒益724号集合资金信托计划	the PRC November 11, 2019	Micro credit

Zhonghai Lanhai Structured Fund 1-5 中海信托-蓝海1-5号集合资金信托计划	the PRC November 19, 2019	Micro credit

Zhonghai Lanhai Structured Fund 1-6 中海信托-蓝海1-6号集合资金信托计划	the PRC December 20, 2019	Micro credit

No. 50 Jinghua Structured Fund 外贸信托菁华50号资管计划	the PRC April 26, 2019	Micro credit

13

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

1.	DESCRIPTION OF BUSINESS, ORGANIZATION, AND BASIS OF PRESENTATION (CONTINUED)

Name of structured funds	Place and date of incorporation/ establishment	Principal activities

No. 70 Jinghua Structured Fund 外贸信托菁华70号资管计划	the PRC December 25, 2019	Micro credit

Zhonghai Lanhai Structured Fund 1-1 中海信托-蓝海1-1号集合资金信托计划	the PRC May 19, 2020	Micro credit

Shaanxi International Xinglong Structured Fund 22-1 陕国投·兴隆22-1号集合资金信托计划	the PRC June 22, 2020	Micro credit

Zhonghai Lanhai Structured Fund 1-7 中海信托-蓝海1-7号集合资金信托计划	the PRC August 14, 2020	Micro credit

No. 74 Jinghua Structured Fund 外贸信托菁华74号资管计划	the PRC November 26, 2020	Micro credit

Hunan Structured Fund 2020-1 湖南信托2020-1集合资金信托计划	the PRC December 8, 2020	Micro credit

The table sets forth the assets and liabilities of the consolidated VIEs included in the Group’s consolidated balance sheets:

	December 31,
	2019	2020
	RMB	RMB

Cash and cash equivalents	1,075,146,003	1,038,176,909
Loans principal, interest and financing service fee receivables	10,096,892,280	8,852,118,199
Investment securities	865,685,426	1,612,974,725
Deferred tax assets	167	-
Other assets	538,987,372	1,008,676,130

Total assets	12,576,711,248	12,511,945,963

Interest-bearing borrowings	7,090,260,790	5,701,590,909
Income taxes payable	642,912	642,912
Other liabilities	1,592,662,264	2,178,875,062

Total liabilities	8,683,565,966	7,881,108,883

14

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

1.	DESCRIPTION OF BUSINESS, ORGANIZATION, AND BASIS OF PRESENTATION (CONTINUED)

The table sets forth the results of operations of the VIEs included in the Group’s consolidated statements of comprehensive income:

	2018	2019	2020
	RMB	RMB	RMB

Revenue	4,030,796,059	2,939,040,096	1,915,875,820
Net income	910,293,862	663,949,174	658,400,554

The table sets forth the cash flows of the VIEs included in the Group’s consolidated statements of cash flows:

	2018	2019	2020
	RMB	RMB	RMB

Net cash provided by/(used in) operating activities	367,720,114	(426,302,852)	(303,745,231)
Net cash provided by/(used in) investing activities	274,412,708	4,207,318,357	692,705,844
Net cash provided by/(used in) financing activities	909,251,326	(5,262,323,314)	(429,173,286)

15

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Principles of consolidation

The accompanying consolidated financial statements include the financial statements of the Group, its subsidiaries and consolidated VIEs. All intercompany transactions and balances have been eliminated in consolidation. The Group accounts for investments over which it has significant influence but not a controlling financial interest using the equity method of accounting.

(b)	Currency translation for financial statements presentation

The Group uses Renminbi (“RMB”) as its reporting currency. The United States Dollar (“USD”) is the functional currency of the Company incorporated in Cayman and the Group’s subsidiary Sincere Fame incorporated in British Virgin Islands, and the Hong Kong Dollar (“HKD”) is the functional currency of the Group’s subsidiary China Financial Services Group Limited incorporated in Hong Kong and the RMB is the functional currency of the Group’s PRC subsidiaries.

The financial statements of the Group are translated from the functional currency to the reporting currency, RMB. Assets and liabilities of the subsidiaries are translated into RMB using the exchange rate in effect at each balance sheet date. Income and expenses items are generally translated at the average exchange rates prevailing during the fiscal year. Foreign currency translation adjustments arising from these are accumulated as a separate component of shareholders’ deficit on the consolidated financial statements. The resulting exchange differences are recorded in the consolidated statements of comprehensive income/(losses).

(c)	Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include, allowance for loans principal, interest and financing service fee receivables, guarantee assets, the valuation allowance for deferred tax assets, unrecognized tax benefits, the indefinite reinvestment assertion, the fair value of investment securities and the fair value of share-based compensation.

16

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(d)	Revenue recognition

Interest and financing service fees on loans which are amortized over the contractual life of the related loans are recognized in consolidated statements of comprehensive income in accordance with ASC 310 using the effective interest method.

Mortgage agency service revenue is recognized in accordance with ASC 606 when following conditions are met: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract and (v) recognize revenue when (or as) the entity satisfies a performance obligation.

The criteria of revenue recognition as they relate to each of the following major revenue generating activities are described below:

(i)	Interest and financing service fees on loans

Interest and financing service fees on loans, which include financing service fees on loans, are collected from borrowers for loans and related services.

Interest and financing service fees on loans include the amortization of any discount or premium or differences between the initial carrying amount of an interest-bearing asset and its amount at maturity calculated using the effective interest basis.

The effective interest method is a method of calculating the amortized cost of a financial asset and of allocating the interest and financing service fees on loans over the years. The effective interest rate is the rate that exactly discounts estimated future cash payments or receipts through the expected life of the financial instrument. When calculating the effective interest rate, the Group estimates cash flows considering all contractual terms of the financial instrument but does not consider future credit losses. Interest on the impaired assets is recognized using the rate of interest used to discount future cash flows.

(ii)	Mortgage agency service revenue

The Group earns mortgage agency service revenue from providing mortgage agency services to borrowers applying for a bank loan. Mortgage agency service fee is often received immediately or shortly after establishing contracts with customers. This kind of revenue is recognized at the time when loan is granted as that is the point of time the Group fulfils the customer’s request, and is then recognized on an accrual basis in accordance with the terms of the relevant agreements.

17

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(iii)	Realized gains/(losses) on sales of investments

Realized gains/(losses) consist of realized gains and losses from the sale of investment securities, presented on a net basis.

(iv)	Gains on confiscation of credit risk mitigation positions (or “CRMPs”)

Gains on confiscation of credit risk mitigation positions are recognized to the extent confiscated CRMPs exceed previously recognized allowance for loan losses and guarantee asset when sales partners surrender the CRMPs and the obligation of refunding the CRMPs is released.

(e)	Loans

Loans are reported at their outstanding principal balances net of any unearned income and unamortized deferred fees and costs. Loan origination fees and certain direct origination costs are generally deferred and recognized as adjustments to income over the lives of the related loans.

The Group facilitates credit to borrowers through structured funds which are considered as consolidated VIEs and the Group evaluated VIEs for consolidation in accordance with ASC 810 in the Consolidated VIEs Section of Note 1. Providing credit strengthening arrangement since March 2018 for the loans to customers under the funds is one of the key factors to determine that the Group should consolidate the structured funds as it is the primary beneficiary of the funds. As a result, the loan principal remains on the Group’s consolidated balance sheets, whilst the funds received from senior tranches holders are recorded as Other Borrowings in the Group’s consolidated balance sheets as disclosed in Note 11(b)(i).

Non-accrual policies

Loans principal, interest and financing service fee receivables are placed on non-accrual status when payments are 90 days contractually past due. When a loan principal, interest and financing service fee receivable is placed on non-accrual status, interest and financing service fees accrual cease. If the loan is non-accrual, the cost recovery method is used and cash collected is applied to first reduce the carrying value of the loan. Otherwise, interest income may be recognized to the extent cash is received. Loans principal, interest and financing service fee receivables may be returned to accrual status when all of the borrower’s delinquent balances of loans principal, interest and financing service fees have been settled and the borrower continue to perform in accordance with the loan terms for a period of at least six months.

18

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Charge-off policies

For the years ended December 31, 2018 and 2019, the Group considered loans principal, interest and financing service fee receivables meeting any of the following conditions as uncollectible charged off: (i) death of the borrower; (ii) identification of fraud, and the fraud is officially reported to and filed with relevant law enforcement departments or (iii) the Group concludes that it has exhausted its collection efforts.

In order to align the Group’s charge-off policies with ASC 326-20-35-8 (superseded ASC 310-10-35-41), the Group revised its charge-off policies to (1) provide additional information as to the collection efforts which must be exhausted before a charge-off is recorded and (2) charge down loans that are 180 days past due to net realizable value (fair value of collaterals, less estimated costs to sell) unless both well-secured and in the process of collection. The revised charge-off policies are presented as follows:

Loans principal, interest and financing service fee receivables are charged down to net realizable value (fair value of collaterals, less estimated costs to sell) when the Group has determined the remaining balance is uncollectable after exhausting all collection efforts. In order to comply with ASC 310 and ASC 326, the Group considers loans principal, interest and financing service fee receivables meeting any of the following conditions as uncollectable and charged-off: (i) death of the borrower; (ii) identification of fraud, and the fraud is officially reported to and filed with relevant law enforcement departments; (iii) sales of loans to third parties; (iv) settlement with the borrower, where the Group releases irrecoverable loans through private negotiations with the borrower where the borrower cannot repay the loan in full through self-funding or voluntary sale of the collateral; (v) disposal through legal proceedings, including but not limited to online arbitrations, judicial auctions and court enforcements; or (vi) loans are 180 days past due unless both well-secured and in the process of collection.

The change in the charge-off policies as a result of the correction of an error had no impact on the Group’s provision for credit losses and an immaterial impact on the Group’s 2018 and 2019 audited consolidated financial statements as the balance of loans under scenario (iii), (iv), (v) and (vi) was offset by the allowance for credit losses before charge-offs and only resulted in a net off of the loans principal, interest and financing service fee receivables and the corresponding allowance balance.

Allowance for credit losses

Allowance for credit losses represents management’s best estimate of probable losses inherent in the portfolio.

19

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Commencing January 1, 2020, CNFinance adopted ASC 326, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”, which replaced the incurred loss methodology for determining the provision for credit losses and allowance for credit losses (“ACL”) with an expected loss methodology that is referred to as the current expected credit loss (“CECL”) model. ASC 326 defines the ACL as a valuation account that is deducted from the amortized cost of a financial asset to present the net amount that management expects to collect on the financial asset over its expected life. All financial assets carried at amortized cost are in the scope of ASC 326, while assets measured at fair value are excluded. The allowance for credit losses is adjusted each period for changes in expected lifetime credit losses.

The allowance for credit losses includes an asset-specific component and a statistically based component. The Company aggregates loans sharing similar risk characteristics into pools for purposes of measuring expected credit losses. Pools are reassessed periodically to confirm that all loans within each pool continue to share similar risk characteristics. Expected credit losses for loans that do not share similar risk characteristics with other financial assets are measured individually.

Estimation of CECLs requires CNFinance to make assumptions regarding the likelihood and severity of credit loss events and their impact on expected cash flows, which drive the probability of default (PD), loss given default (LGD) and exposure at default (EAD) models. In its loss forecasting framework, ECL is determined primarily by utilizing models for the borrowers’ PD, LGD and EAD and the Company incorporates forward-looking information through the use of macroeconomic scenarios applied over the forecasted life of the assets. These macroeconomic scenarios include variables that have historically been key drivers of increases and decreases in credit losses. These variables include, but are not limited to, gross-domestic product rates, interest rates and consumer price indexes.

The ACL for financial assets held at amortized cost is a valuation account that is deducted from, or added to, the amortized cost basis of the financial assets to present the net amount expected to be collected. When credit expectations change, the valuation account is adjusted with changes reported in provision for credit losses. If amounts previously charged off are subsequently expected to be collected, the Group may recognize a negative allowance, which is limited to the amount that was previously charged off.

The asset-specific component is calculated under ASC 310-10-35, on an individual basis for the loans whose payments are contractually past due more than 90 days or which are considered impaired. A financial asset is collateral-dependent when the borrower is experiencing financial difficulty and repayment is expected to be provided substantially through the sale or operation of the collateral. When a collateral-dependent financial asset is probable of foreclosure, the Group will measure the ACL based on the fair value of the collateral and we will measure the ACL based on the collateral’s net realizable value (fair value of collateral, less estimated costs to sell).

20

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Under the collaboration model, when the Group grants a loan through a trust plan, the loan is with the borrower and guarantee is entered into with a separate counterparty (the sales partner). As such, under the definition of ASC 326-20-20, the guarantee arrangement and lending arrangement would be considered freestanding arrangements. As sale partners will provide guarantee of the entire loan to the Group, collection for loss is probable and estimable when a loss on an insured loan is incurred and recognized. In this case, the Group will recognize guarantee loss recoverable asset in the amount that the Group determines is probable to receive from the guarantor with an offsetting entry to “provision for credit losses” when the Group concludes that the loss recovery is collectible. However, potential recovery that exceeds the recognized loss, if any, (gain contingency) will not be recognized until cash is received. Therefore, the amounts estimated to be recoverable from the proceeds of guarantees will be reported as a separate asset (guarantee asset) in the balance sheet. The increase in guaranteed recoverable assets are included in the income statement as a reduction of the “provision for credit losses”, separate disclosure of the increase in guaranteed recoverable assets will be included in the rollforward of the “allowance for credit losses”. The income statement caption will be modified as “Provision for credit losses, net of increase in increase in guaranteed recoverable assets.

Loans held-for-sale

Loans held-for-sale are measured at the lower of cost or fair value, with valuation changes recorded in noninterest revenue. The valuation is performed on an individual loan basis. Loan origination fees or costs and purchase price discounts or premiums are deferred in a contra loan account until the related loan is sold. The deferred fees or costs and discounts or premiums are adjustments to the basis of the loan and therefore are included in the periodic determination of the lower of cost or fair value adjustments.

The loan is derecognized if the Company does not retain any risk and rewards after transferring the loan. Such transfer would be recorded as sales according to ASC 860-10-40-5. At the time of derecognition, any related loan loss allowance is released. Gains and losses on loans transfer as a sale are recognized in the noninterest income.

(f)	Cash, cash equivalents and restricted cash

Cash and cash equivalents primarily consist of cash, deposits which are highly liquid and all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The Group considers highly liquid investments that are readily convertible to known amounts of cash.

Restricted cash are cash and cash equivalents that are not readily available for normal disbursement and mainly represents cash and cash equivalents from structured funds. Such restricted cash is not available to fund the general liquidity needs of the Group and could only be used to grant new loans and activities as mentioned in Note 1.

(g)	Investment securities

The Group classifies wealth management products and asset management products as investment securities. Investment securities are recorded at fair value and included in the profit and loss of changes in fair value. Realized gains and losses from the sale of investment securities are determined on a specific identification basis and are recorded as realized gains/(losses) on sales of investments. Interest and investment income are recognized when earned.

21

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(h)	Property and equipment

Property and equipment are stated at cost. Depreciation on equipment is calculated on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the economic useful life of the improvement or the term of the lease. The estimated useful life of office and other equipment range from 1 to 5 years, the estimated useful life of leasehold improvements or the term of the lease range from 1 to 6 years, while the estimated useful lives of motor vehicles range from 3 to 8 years.

(i)	Goodwill

Goodwill is an asset representing the future economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized.

Impairment tests for cash-generating units containing goodwill

The Group assesses goodwill for impairment at the reporting unit level at least annually and more frequently upon the occurrence of certain events. The Group has the option to assess qualitative factors first to determine whether it is necessary to perform the two-step test. If the Group believes, as a result of the qualitative assessment, that it is more-likely-than-not that the fair value of the reporting unit is less than its carrying amount, the two-step quantitative impairment test described above is required. Otherwise, no further testing is required. In the qualitative assessment, the Group considers primary factors such as industry and market considerations, overall financial performance of the reporting unit, and other specific information related to the operations. In performing the two-step quantitative impairment test, the first step compares the carrying amount of the reporting unit to the fair value of the reporting unit based on either quoted market prices of the ordinary shares or estimated fair value using a combination of the income approach and the market approach. If the fair value of the reporting unit exceeds the carrying value of the reporting unit, goodwill is not impaired and the Group is not required to perform further testing. If the carrying value of the reporting unit exceeds the fair value of the reporting unit, then the Group must perform the second step of the impairment test in order to determine the implied fair value of the reporting unit’s goodwill. The fair value of the reporting unit is allocated to its assets and liabilities in a manner similar to a purchase price allocation in order to determine the implied fair value of the reporting unit goodwill. If the carrying amount of the goodwill is greater than its implied fair value, the excess is recognized as an impairment loss.

22

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(j)	Intangible assets

Indefinite-lived intangible assets are assets that are not amortized because there is no foreseeable limit to cash flows generated from them. Intangible assets with finite useful lives are amortized on a straight-line basis over their estimated useful lives.

The Group categorizes trademarks as indefinite-lived intangible assets, whose carrying value is RMB2.97 million. If it is more likely than not that the asset is impaired, the Group records the amount that the carrying value exceeds the fair value as an impairment expense. The Group performed its annual impairment review of indefinite-lived intangible assets on December 31, 2019 and 2020 and determined that it is more likely than not that the carrying value was less than the fair value.

Intangible assets with finite useful lives represent software and cooperation agreements, the estimated useful lives of which are 1 to 5 years and 5 years, respectively.

(k)	Income tax

Income tax is accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Group recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50 percent likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Group classifies interest and penalties related to the liability for unrecognized tax benefits as income tax expense.

23

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(l)	Employee benefit plans

Pursuant to relevant PRC regulations, the Group is required to make contributions to various employee benefit plans organized by municipal and provincial PRC governments. The contributions are made for each PRC employee at statutory rates as determined by local social security bureau. Contributions to the employee benefit plans are charged to the consolidated statements of income. The Group has no obligations for payment of pension benefits associated with the plans beyond the amount it is required to contribute.

(m)	Long-lived assets

Long-lived assets, such as property and equipment, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Group first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying amount exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market value and third-party independent appraisals, as considered necessary.

(n)	Share-based compensation

The Group measures the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award and recognizes the cost over the period the employee is required to provide service in exchange for the award, which generally is the vesting period. The Group recognizes compensation cost using a front-loading approach for an award with only service conditions that have a graded vesting schedule over the requisite service period for the entire award, net of estimated forfeitures, provided that the cumulative amount of compensation cost recognized at any date at least equals the portion of the grant-date value of such award that is vested at that date. Forfeiture rates are estimated based on historical and future expectations of employee turnover rates.

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CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(o)	Operating leases

Leases where substantially all the rewards and risks of ownership of assets remain with the lessor are accounted for as operating leases. The Group’s lease liability is measured at the present value of future operating lease payments, discounted using the incremental borrowing rate. Right of use asset is measured at the amount of lease liabilities plus prepaid rent and direct costs, less any lease incentives. The operating lease expense is recognized on a straight-line basis over the lease term. Certain of the operating lease agreements contain rent holidays, which are considered in determining the straight-line operating lease expense to be recorded over the lease term.

(p)	Repurchase agreements

Financial assets sold under agreements to repurchase do not constitute a sale of the underlying financial assets for accounting purposes and are treated as collateralized financing transactions. Financial assets sold under agreements to repurchase are recorded at the amount of cash received plus accrued interest. Interest paid on agreements to repurchase is recorded in interest expense at the contractually specified rate.

(q)	Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

25

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(r)	Fair value measurements

The Group uses valuation approaches that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Group determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels in accordance with ASU 2011-04 (see Note 3 to the consolidated financial statements):

●	Level 1 Inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

●	Level 2 Inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

●	Level 3 Inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety. In situations where there is little, if any, market activity for the asset or liability at the measurement date, the fair value measurement reflects management’s own judgments about the assumptions that market participants would use in pricing the asset or liability. Those judgments are developed by management based on the best information available in the circumstances.

(s)	Earnings per share

Basic earnings per share is computed by dividing net income attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the period. Diluted earnings per share is calculated by dividing net income attributable to ordinary shareholders by the weighted average number of ordinary and dilutive ordinary equivalent shares outstanding during the period.

Ordinary equivalent shares are not included in the denominator of the diluted earnings per share calculation when inclusion of such shares would be anti-dilutive.

For purposes of calculating basic earnings per share for the years ended December 31, 2019 and 2020, the weighted average number of shares used in the calculation has been retroactively adjusted to reflect the incorporation of the Group and the Reorganization (see Note 1), as if these events had occurred at the beginning of the earliest period presented and these shares had been outstanding for all periods.

26

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(t)	Segment reporting

The Group uses the management approach in determining its operating segments. The management approach considers the internal reporting used by the Group’s chief operating decision maker for making decisions about the allocation of resources to and the assessment of the performance of the segments of the Group, therefore the management has determined that the Group has one operating segment. All of the Group’s operations and customers are located in the PRC. Consequently, no geographic information is presented.

(u)	Recently adopted accounting standards

Accounting for Financial Instruments – Credit Losses

In June 2016, the FASB amended guidance related to impairment of financial instruments as part of ASU 2016-13, Financial Instruments - Credit Losses (Topic 326). The guidance replaces the incurred loss impairment methodology with an expected credit loss model for which a company recognizes an allowance based on the estimate of expected credit loss. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. For public companies, the update is effective for annual periods beginning after December 15, 2019, including interim periods within those fiscal years.

On January 1, 2020, the Group adopted the new accounting standard. The Group’s lifetime expected credit losses are determined using macroeconomic forecast assumptions and management judgments applicable to and through the expected life of the loan portfolios, and are net of expected recoveries on loans that were previously charged off. The standard also expands credit quality disclosures beginning in the first quarter of 2020. While the standard changes the measurement of the allowance for credit losses, it does not change the Group’s credit risk of its lending portfolios or the ultimate losses in those portfolios. Upon adoption of the standard on January 1, 2020, the Group recorded an increase to the allowance for credit losses of RMB23,827,169, or 1.61 percent, an increase to the deferred tax assets of RMB5,956,792, and a decrease to retained earnings of RMB17,870,377 through a cumulative-effect adjustment.

Prior to the adoption, the Group used the roll rate-based model for the measurement of credit losses and had been working through the implementation of the new standard. In that regard, the Group (1) formed a cross-functional working group under the direction of the risk management department, (2) evaluated data sources and made process updates to capture additional relevant data, and (3) identified a service provider to perform the calculation. The working group was comprised of individuals from various functional areas including credit, risk management, finance and information technology. The implementation plan includes, but was not limited to, an assessment of processes, portfolio segmentation, model development, system requirements and the identification of data and resource needs.

27

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value Measurement: Disclosure Framework

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework (Topic 842) - Changes to the Disclosure Requirements for Fair Value Measurement, which modify the disclosure requirements on fair value measurement by removing, modifying, or adding certain disclosures. The amendments improve the effectiveness of disclosures in the notes to financial statements modify the disclosure requirements on fair value measurements in Topic 820. This ASU requires disclosure of the changes in unrealized gains or losses included in OCI for Level 3 assets or liabilities held at the end of the period and the range and weighted-average of the significant unobservable inputs used in determining the fair value of Level 3 assets and liabilities. The amendments also remove the requirement to disclose the transfers between Level 1 and Level 2 of the fair value hierarchy, timing of transfers between levels, and the valuation process for determining Level 3 fair value measurements. The amendments in this update are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The Group adopted the standard on January 1, 2020. The Group has not historically recorded material amounts of Level 3 assets and liabilities or material transfers of assets or liabilities between levels within the fair value hierarchy and therefore the ASU did not have any material impact on the financial statement disclosures.

Financial Instruments: Codification Improvements

In March 2020, the FASB issued ASU 2020-3, Codification Improvements to Financial Instruments, which revised a wide variety of topics in the Codification with the intent to make the Codification easier to understand and apply by eliminating inconsistencies and providing clarifications. ASU 2020-3 was effective immediately upon its release in March 2020 and did not have a material impact on the Group’s consolidated financial statements.

(v)	Recently issued accounting standards

Income Taxes – Simplifying the Accounting for Income Taxes

In December 2019, the FASB issued ASU No. 2019-12, Simplifying the Accounting for Income Taxes, as part of its initiative to reduce complexity in accounting standards. The amendments in the ASU are effective for fiscal years beginning after December 15, 2020, including interim periods therein. Early adoption of the standard is permitted, including adoption in interim or annual periods for which financial statements have not yet been issued. The Group will adopt this ASU on January 1, 2021. The ASU is currently not expected to have a material impact on the Group’s consolidated financial statements.

Investments – Equity Securities, Equity Method and Joint Ventures, and Derivatives and Hedging: Clarifying the Interactions

In January 2020, the FASB issued ASU No. 2020-01, Investments—Equity Securities (Topic 321), Investments—Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815), which clarifies the interaction of the accounting for equity securities under Topic 321, the accounting for equity method investments in Topic 323, and the accounting for certain forward contracts and purchased options in Topic 815. For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years, with early adoption permitted. The ASU is currently not expected to have a material impact on the Group’s consolidated financial statements.

28

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

3.	FAIR VALUE MEASUREMENTS

Fair Value Hierarchy

FASB ASC 820 defines fair value, establishes a framework for measuring fair value, and establishes a hierarchy of fair value inputs. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market. Valuation techniques that are consistent with the market, income or cost approach, as specified by FASB ASC 820, are used to measure fair value.

Assets recorded at fair value on a recurring basis mainly include marketable securities. Additionally, from time to time, the Group records fair value adjustments on a nonrecurring basis. These nonrecurring adjustments typically involve application of LOCOM accounting, write-downs of individual assets or application of the measurement alternative for nonmarketable equity securities.

Fair Value Measurements

A description of the valuation techniques applied to the Group’s major categories of assets and liabilities measured at fair value is as follows.

The Group determines fair value primarily based on pricing sources with reasonable levels of price transparency. Where quoted prices are available in an active market, the Group classifies the assets and liabilities within Level 1 of the valuation hierarchy. If quoted market prices are not available, fair value is primarily determined using pricing models using observable trade data, market data, quoted prices of securities with similar characteristics or discounted cash flows. Such instruments would generally be classified within Level 2 of the valuation hierarchy.

29

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

3.	FAIR VALUE MEASUREMENTS (CONTINUED)

The following table presents the Group’s fair value hierarchy for those assets measured at fair value on a recurring basis as of December 31, 2019 and 2020.

	December 31, 2020
	Fair value	Level 1	Level 2	Level 3
	RMB	RMB	RMB	RMB

Asset management products	20,028,205	-	20,028,205	-
Wealth management products	398,108,568	397,107,417	1,001,151	-
Total	418,136,773	397,107,417	21,029,356	-

	December 31, 2019
	Fair value	Level 1	Level 2	Level 3
	RMB	RMB	RMB	RMB

Asset management products	20,020,456	-	20,020,456	-
Wealth management products	634,307,598	-	634,307,598	-
Total	654,328,054	-	654,328,054	-

The following table presents the Group’s fair value hierarchy for those assets measured at fair value on a non-recurring basis as of December 31, 2019 and 2020.

	December 31, 2020
	Fair value	Level 1	Level 2	Level 3
	RMB	RMB	RMB	RMB

Loans(1)	656,490,484	-	656,490,484	-
Loans held-for-sale(2)	76,013,067	-	76,013,067	-
Equity securities(3)	34,010,000	-	34,010,000	-
Total	766,513,551	-	766,513,551	-

	December 31, 2019
	Fair value	Level 1	Level 2	Level 3
	RMB	RMB	RMB	RMB

Loans(1)	-	-	-	-
Loans held-for-sale(2)	66,698,869	-	66,698,869	-
Equity securities(3)	34,010,000	-	34,010,000	-
Total	100,708,869	-	100,708,869	-

(1)	The Group records nonrecurring fair value adjustments to reflect partial write-downs that are based on the observable market price of the loan or current appraised value of the collateral.

(2)	Loans held for sale are held at LOCOM (the lower of cost or fair value) which may be written down to fair value on a nonrecurring basis.

(3)	Nonmarketable equity securities are accounted for using the measurement alternative and can be subject to nonrecurring fair value adjustments to record impairment.

During the years ended December 31, 2019 and 2020, there were no transfers between instruments in Level 1 and Level 2. The Group does not have level 3 instruments as of December 31, 2019 or 2020.

30

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

4.	CASH, CASH EQUIVALENTS AND RESTRICTED CASH

Cash and cash equivalents represent cash on hand and bank deposits. To limit exposure to credit risk relating to bank deposits, the Group primarily places bank deposits with large financial institutions in the PRC with acceptable credit rating. As of December 31, 2019 and 2020, the Group both had cash balances at three PRC individual financial institutions, that held cash balances in excess of 10% of the Group’s total cash balances. These bank deposits collectively accounted for 84% and 83% of the Group’s total cash balances as of December 31, 2019 and 2020, respectively.

The nominal holders of certain bank accounts of the Group are employees of the Group. The Group has entered into agreements with these employees which stipulate that the funds held in these bank accounts are owned and managed by the Group. Cash balances of such accounts collectively accounted for 1.09% and 0.9% of the Group’s total cash balances as of December 31, 2019 and 2020, respectively.

Restricted cash represents cash and cash equivalents from structured funds, which are established by the institutional trust companies through segregated bank accounts, including structured funds that are partially funded by the Group’s own capital. Restricted cash amounted to RMB1,073,209,525 and RMB1,034,933,331 as of December 31, 2019 and 2020 respectively, which can only be used to grant loans and is not available to fund the general liquidity needs of the Group.

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CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

5.	LOANS PRINCIPAL, INTEREST AND FINANCING SERVICE FEE RECEIVABLES

		December 31,
	Note	2019			2020
		First lien	Second lien	Subtotal	First lien	Second lien	Subtotal
		RMB	RMB	RMB	RMB	RMB	RMB

Loans principal, interest and financing service fee receivables		4,693,549,335	6,672,547,951	11,366,097,286	4,199,477,434	5,489,463,590	9,688,941,024

Less: allowance for credit losses	(a)
- Individually assessed		(230,019,493)	(440,261,819)	(670,281,312)	(44,485,858)	(71,845,690)	(116,331,548)
- Collectively assessed		(180,847,951)	(256,949,166)	(437,797,117)	(225,683,727)	(317,464,175)	(543,147,902)
Subtotal		(410,867,444)	(697,210,985)	(1,108,078,429)	(270,169,585)	(389,309,865)	(659,479,450)
Net loans principal, interest and financing service fee receivables		4,282,681,891	5,975,336,966	10,258,018,857	3,929,307,849	5,100,153,725	9,029,461,574

32

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

5.	LOANS PRINCIPAL, INTEREST AND FINANCING SERVICE FEE RECEIVABLES (CONTINUED)

(a)	Allowance for credit losses

The table below presents the components of allowances for loans principal, interest and financing service fee receivables by impairment methodology with the recorded investment as of December 31, 2020 and 2019.

	2020
	Allowance for loans which are collectively assessed			Allowance for loans which are individually assessed			Total
	RMB	RMB	RMB	RMB	RMB	RMB	RMB
	First lien	Second lien	Subtotal	First lien	Second lien	Subtotal
As of January 1	180,847,951	256,949,166	437,797,117	230,019,493	440,261,819	670,281,312	1,108,078,429
Change in accounting principle(1)	4,910,017	18,917,152	23,827,169	-	-	-	23,827,169

beginning of year, adjusted	185,757,968	275,866,318	461,624,286	230,019,493	440,261,819	670,281,312	1,131,905,598
Provision for credit losses	(58,152,840)	(98,518,264)	(156,671,104)	185,684,445	248,573,082	434,257,527	277,586,423
Charge-offs	(21,325,086)	(26,625,575)	(47,950,661)	(437,681,450)	(697,756,733)	(1,135,438,183)	(1,183,388,844)
Increase in guaranteed recoverable assets	119,403,685	166,741,696	286,145,381	66,463,370	80,767,522	147,230,892	433,376,273
Recoveries	-	-	-	-	-	-	-

As of December 31	225,683,727	317,464,175	543,147,902	44,485,858	71,845,690	116,331,548	659,479,450

Net loans principal, interest and financing service fee receivables	3,401,656,667	4,615,579,507	8,017,236,174	527,651,182	484,574,218	1,012,225,400	9,029,461,574

Recorded investment	3,627,340,394	4,933,043,682	8,560,384,076	572,137,040	556,419,908	1,128,556,948	9,688,941,024

33

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

5.	LOANS PRINCIPAL, INTEREST AND FINANCING SERVICE FEE RECEIVABLES (CONTINUED)

	2019
	Allowance for loans which are collectively assessed			Allowance for loans which are individually assessed			Total
	RMB	RMB	RMB	RMB	RMB	RMB	RMB
	First lien	Second lien	Subtotal	First lien	Second lien	Subtotal
As of January 1	335,927,729	369,953,498	705,881,227	74,032,660	83,124,717	157,157,377	863,038,604
Provision for credit losses	(108,565,060)	(84,825,781)	(193,390,841)	175,002,453	381,123,547	556,126,000	362,735,159
Charge-offs(2)	(89,021,115)	(85,976,409)	(174,997,524)	(19,015,620)	(23,986,445)	(43,002,065)	(217,999,589)
Increase in guaranteed recoverable assets	42,506,397	57,797,858	100,304,255	-	-	-	100,304,255
Recoveries	-	-	-	-	-	-	-

As of December 31	180,847,951	256,949,166	437,797,117	230,019,493	440,261,819	670,281,312	1,108,078,429

Net loans principal, interest and financing service fee receivables	3,839,504,668	5,539,903,945	9,379,408,613	443,177,223	435,433,021	878,610,244	10,258,018,857

Recorded investment	4,020,352,619	5,796,853,111	9,817,205,730	673,196,716	875,694,840	1,548,891,556	11,366,097,286

(1)	Effective January 1, 2020, the Group adopted accounting guidance which changed impairment recognition of financial instruments to a model that is based on expected losses rather than incurred losses.

(2)	In 2020, the Group revised its charge-off policy so that charge down loans that are 180 days past due to net realizable value (fair value of collaterals, less estimated costs to sell) unless both well-secured and in the process of collection. The change in the charge-off policies as a result of the correction of an error had no impact on the Group’s provision for credit losses and an immaterial impact on the Group’s 2018 and 2019 audited consolidated financial statements.

34

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

5.	LOANS PRINCIPAL, INTEREST AND FINANCING SERVICE FEE RECEIVABLES (CONTINUED)

The Group charges off loans principal, interest and financing service fee receivables if the remaining balance is considered uncollectable. Recovery of loans principal, interest and financing service fee receivables previously charged off would be recorded when received.

For the description of the Group’s related accounting policies of allowance for credit losses, see Note 2(e) Loans.

The following tables present the aging of allowance for credit losses as of December 31,2020.

	Total current	1–30 days past due	31–89 days past due	91–179 days past due	180–269 days past due	270–359 days past due	>360 days past due	Total loans
	RMB	RMB	RMB	RMB	RMB	RMB	RMB	RMB
The collaboration model
First lien	129,497,272	27,587,381	19,589,462	36,527,048	-	-	-	213,201,163
Second lien	188,724,825	39,093,005	22,486,268	53,516,823	-	-	-	303,820,921
Subtotal	318,222,097	66,680,386	42,075,730	90,043,871	-	-	-	517,022,084
The traditional facilitation model
First lien	38,134,959	7,913,700	2,960,953	7,958,810	-	-	-	56,968,422
Second lien	49,851,330	11,634,453	5,674,294	18,328,867	-	-	-	85,488,944
Subtotal	87,986,289	19,548,153	8,635,247	26,287,677	-	-	-	142,457,366
Allowance for credit losses	406,208,386	86,228,539	50,710,977	116,331,548	-	-	-	659,479,450

35

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

5.	LOANS PRINCIPAL, INTEREST AND FINANCING SERVICE FEE RECEIVABLES (CONTINUED)

The following tables present the aging of allowance for credit losses as of December 31,2019.

	Total current	1–30 days past due	31–89 days past due	91–179 days past due	180–269 days past due	270–359 days past due	>360 days past due	Total loans
	RMB	RMB	RMB	RMB	RMB	RMB	RMB	RMB
The collaboration model
First lien	35,030,588	13,536,804	6,896,798	3,772,847	475,551	-	-	59,712,588
Second lien	47,734,772	17,541,405	10,273,023	3,507,044	7,076,767	-	-	86,133,011
Subtotal	82,765,360	31,078,209	17,169,821	7,279,891	7,552,318	-	-	145,845,599
The traditional facilitation model
First lien	29,728,615	41,608,151	54,046,995	43,039,816	54,399,151	71,665,979	56,666,149	351,154,856
Second lien	45,899,908	59,707,755	75,792,303	73,701,122	108,281,424	142,349,972	105,345,490	611,077,974
Subtotal	75,628,523	101,315,906	129,839,298	116,740,938	162,680,575	214,015,951	162,011,639	962,232,830
Allowance for credit losses	158,393,883	132,394,115	147,009,119	124,020,829	170,232,893	214,015,951	162,011,639	1,108,078,429

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CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

5.	LOANS PRINCIPAL, INTEREST AND FINANCING SERVICE FEE RECEIVABLES (CONTINUED)

(b)	Loan delinquency and non-accrual details

The following tables present the aging of past-due loan principal and financing service fee receivables as of December 31, 2020.

	Total current	1–30 days past due	31–89 days past due	91–179 days past due	180–269 days past due	270–359 days past due	>360 days past due	Total loans	Total non-accrual
	RMB	RMB	RMB	RMB	RMB	RMB	RMB	RMB	RMB
The collaboration model
First lien	2,684,453,719	221,752,977	149,903,725	98,060,135	38,612,291	41,915,011	41,301,764	3,275,999,622	219,889,201
Second lien	3,674,976,053	313,210,401	170,889,729	115,930,426	35,482,816	27,816,721	20,635,455	4,358,941,601	199,865,418
Subtotal	6,359,429,772	534,963,378	320,793,454	213,990,561	74,095,107	69,731,732	61,937,219	7,634,941,223	419,754,619
The traditional facilitation model
First lien	488,499,217	61,067,711	21,663,045	37,401,946	38,952,002	44,395,487	231,498,405	923,477,813	352,247,840
Second lien	641,379,934	91,200,722	41,386,843	47,930,588	45,427,025	44,423,820	218,773,056	1,130,521,988	356,554,489
Subtotal	1,129,879,151	152,268,433	63,049,888	85,332,534	84,379,027	88,819,307	450,271,461	2,053,999,801	708,802,329

Loans principal, interest and financing service fee receivables	7,489,308,923	687,231,811	383,843,342	299,323,095	158,474,134	158,551,039	512,208,680	9,688,941,024	1,128,556,948

37

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

5.	LOANS PRINCIPAL, INTEREST AND FINANCING SERVICE FEE RECEIVABLES (CONTINUED)

The following tables present the aging of past-due loan principal and financing service fee receivables as of December 31, 2019.

	Total current	1–30 days past due	31–89 days past due	91–179 days past due	180–269 days past due	270–359 days past due	>360 days past due	Total loans	Total non-accrual
	RMB	RMB	RMB	RMB	RMB	RMB	RMB	RMB	RMB
The collaboration model
First lien	1,998,813,257	62,545,907	25,513,691	8,692,517	1,151,088	-	-	2,096,716,460	9,843,605
Second lien	2,718,738,017	80,877,056	37,566,648	7,457,194	8,941,652	-	-	2,853,580,567	16,398,846
Subtotal	4,717,551,274	143,422,963	63,080,339	16,149,711	10,092,740	-	-	4,950,297,027	26,242,451
The traditional facilitation model
First lien	1,643,032,283	185,790,306	68,891,503	147,557,351	173,920,965	218,336,735	159,303,732	2,596,832,875	699,118,783
Second lien	2,535,294,261	267,456,186	108,695,215	177,513,619	244,116,975	288,764,892	197,126,236	3,818,967,384	907,521,722
Subtotal	4,178,326,544	453,246,492	177,586,718	325,070,970	418,037,940	507,101,627	356,429,968	6,415,800,259	1,606,640,505

Loans principal, interest and financing service fee receivables	8,895,877,818	596,669,455	240,667,057	341,220,681	428,130,680	507,101,627	356,429,968	11,366,097,286	1,632,882,956

38

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

5.	LOANS PRINCIPAL, INTEREST AND FINANCING SERVICE FEE RECEIVABLES (CONTINUED)

Loans principal, interest and financing service fee receivables are placed on non-accrual status when payments are 90 days contractually past.

Any interest accrued on non-accrual loans is reversed at 90 days and charged against current earnings, and interest is thereafter included in earnings only to the extent actually received in cash. When there is doubt regarding the ultimate collectability of principal, all cash receipts are thereafter applied to reduce the recorded investment in the loan.

(c)	Impaired loans

(1)	Impaired loans summary

		Recorded investment
	Unpaid principal balance	Impaired loans	Impaired loans with related allowance for credit losses	Impaired loans without related allowance for credit losses	Related allowance for credit losses
	RMB	RMB	RMB	RMB	RMB

First lien	564,172,105	572,137,041	109,090,294	463,046,747	44,485,858
Second lien	562,839,906	556,419,907	132,824,814	423,595,093	71,845,690
As of December 31,2020	1,127,012,011	1,128,556,948	241,915,108	886,641,840	116,331,548
First lien	714,820,883	708,962,388	606,955,948	102,006,440	230,019,493
Second lien	937,961,325	923,920,568	771,834,730	152,085,838	440,261,819
As of December 31,2019	1,652,782,208	1,632,882,956	1,378,790,678	254,092,278	670,281,312

In accordance with ASC 310-10-35-16 and 17, impaired loans are those loans where the Group, based on current information and events, believes it is probable all amounts due according to the contractual terms of the loan will not be collected. All amounts due according to the contractual terms means that both the contractual interest payments and the contractual principal payments of a loan will be collected as scheduled in the loan agreement. Impaired loans without an allowance generally represent loans that the fair value of the underlying collateral meets or exceeds the loan’s amortized cost.

39

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

5.	LOANS PRINCIPAL, INTEREST AND FINANCING SERVICE FEE RECEIVABLES (CONTINUED)

(2)	Average recorded investment in impaired loans

	Year ended December 31,
	2019		2020
	Average recorded investment(i)	Interest and fees income recognized(ii)	Average recorded investment(i)	Interest and fees income recognized(ii)
	RMB	RMB	RMB	RMB

First lien	633,643,411	42,367,639	575,787,304	37,935,099
Second lien	745,893,152	39,326,404	598,022,585	58,090,531
Impaired loans	1,379,536,563	81,694,043	1,173,809,889	96,025,630

(i)	Average recorded investment represents ending balance for the last four quarters and does not include the related allowance for credit losses.

(ii)	The interest and fees income recognized are those interest and financing service fees recognized related to impaired loans. All the amounts are recognized on cash basis.

No debt restructuring in which contractual terms of loans are modified, has occurred during 2019 and 2020.

The Group transferred loans with carrying amounts of RMB497,001,089 and RMB1,004,069,874 to third party investors and recorded the transfers as sales for the years ended December 31, 2019, and 2020 respectively. The Group recognized net gain of RMB75,959,140 and RMB149,631,456 from transfers accounted for as sales of loans for the years ended December 31, 2019 and 2020, respectively.

The Group carries out pre-approval, review and credit approval of loans by professionals for credit risk arising from micro credit business. During the post-transaction monitoring process, the Group conducts a visit of customers regularly after disbursement of loans, and conducts on-site inspection when the Group considers it is necessary. The review focuses on the status of the collateral.

The Group adopts a loan risk classification approach to manage the loan portfolio risk. Loans are classified as non-impaired and impaired based on the different risk level. When one or more event demonstrates there is objective evidence of impairment and causes losses, corresponding loans are considered to be classified as impaired. The allowance for credit losses on impaired loans are determined with an expected loss methodology that is referred to as the current expected credit loss (“CECL”) model.

The Group applies a series of criteria in determining the classification of loans. The loan classification criteria focuses on a number of factors, including (i) the borrower’s ability to repay the loan; (ii) the borrower’s repayment history; (iii) the borrower’s willingness to repay; (iv) the net realizable value of any collateral; and (v) the prospect for the support from any financially responsible guarantor. The Group also takes into account the length of time for which payments of principal and interest on a loan are overdue.

(d)	Loans held-for-sale

Loans held-for-sale are measured at the lower of cost or fair value, with valuation changes recorded in noninterest revenue. The valuation is performed on an individual loan basis. Loans transferred to held-for-sale category were RMB370,700,724 (including RMB66,698,869 measured at fair value) and RMB586,206,781 (including RMB76,013,067 measured at fair value) as of December 31,2019 and 2020 respectively.

40

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

6.	INVESTMENT SECURITIES

The carrying amount and fair value of the investment securities by major security type and class of security at December 31, 2020 and 2019 was as follows:

	Aggregate cost basis	Profits and losses from fair value changes	Aggregate fair value
	RMB	RMB	RMB
As of December 31, 2020:
Asset management products	20,000,000	28,205	20,028,205
Wealth management products	398,080,000	28,568	398,108,568
Total	418,080,000	56,773	418,136,773

	Aggregate cost basis	Gross unrealized holding gains	Aggregate fair value
	RMB	RMB	RMB
As of December 31, 2019:
Asset management products	20,000,000	20,456	20,020,456
Wealth management products	634,100,000	207,598	634,307,598
Total	654,100,000	228,054	654,328,054

The investments in asset management products principally invests in bonds listed and traded between banks and exchanges, monetary market instruments, treasury bonds, convertible or exchangeable bonds and other fixed income financial instruments.

Wealth management products are investment products issued by commercial banks and other financial institutions in China. The wealth management products invest in a pool of liquid financial assets in the interbank market or exchange, including debt securities, asset backed securities, interbank lending, reverse repurchase agreements and bank deposits. The products can be redeemed on weekdays on demand.

The Group has assessed each position for credit impairment.

Factors considered in determining whether a loss is temporary include:

●	The length of time and the extent to which fair value has been below cost;

●	The severity of the impairment;

●	The cause of the impairment and the financial condition and near-term prospects of the issuer;

●	Activity in the market of the issuer which may indicate adverse credit conditions;

●	The Group’s ability and intent to hold the investment for a period of time sufficient for any anticipated recovery.

41

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

6.	INVESTMENT SECURITIES (CONTINUED)

The Group’s review for impairment generally entails:

●	Identification and evaluation of investments that have indications of possible impairment;

●	Analysis of individual investments that have fair value less than amortized cost, including consideration of the length of time the investment has been in an unrealized loss position and the expected recovery period;

●	Discussion of evidential matter, including an evaluation of factors or triggers that could cause individual investments to qualify as having other-than-temporary impairment and those that would not support other-than-temporary impairment; and

●	Documentation of the results of these analyses, as required under business policies.

7.	PROPERTY AND EQUIPMENT

	December 31,
	2019	2020
	RMB	RMB

Office and other equipment	22,151,112	19,288,892
Leasehold improvements	21,636,662	17,858,447
Motor vehicles	1,580,101	1,950,081
Less: accumulated depreciation	(36,171,900)	(34,381,272)
Total	9,195,975	4,716,148

Total depreciation expense for the years ended December 31, 2019 and 2020 was RMB10,382,987 and RMB5,059,824, respectively, which were recorded in other expenses in each year.

8.	INTANGIBLE ASSETS AND GOODWILL

		December 31,
	Note	2019	2020
		RMB	RMB

Intangible assets	(a)	3,738,338	3,230,126

42

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

8.	INTANGIBLE ASSETS AND GOODWILL (CONTINUED)

(a)	Intangible assets

	December 31, 2019			December 31, 2020
	Gross carrying	Accumulated	Net carrying	Gross carrying	Accumulated	Net carrying
	value	amortization	value	value	amortization	value
	RMB	RMB	RMB	RMB	RMB	RMB

Amortized intangible assets:
Software	8,790,903	(8,022,565)	768,338	9,270,094	(9,009,968)	260,126
Cooperation agreement	5,030,000	(5,030,000)	-	5,030,000	(5,030,000)	-
Total amortized intangible assets	13,820,903	(13,052,565)	768,338	14,300,094	(14,039,968)	260,126

Unamortized intangible assets:
Trademarks	2,970,000			2,970,000

43

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

8.	INTANGIBLE ASSETS AND GOODWILL (CONTINUED)

As of December 31, 2019 and 2020, accumulated amortization was RMB13,052,565 and RMB14,039,968 respectively. Below table provides the current year and estimated future amortization expense for amortized intangible assets. The Group based its projections of amortization expense shown below on existing asset balances as of December 31, 2020. Future amortization expense may vary from these projections.

Software
RMB

Year ended December 31, 2020 (actual)	987,402
Estimate for year ended December 31,
2021	237,098
2022	13,763
2023	516
2024	-
2025	-

9.	DEPOSITS

Deposits include security deposits to landlords of rental premises and deposits to the China Trust Protection Fund. In accordance with relevant rules of the China Trust Protection Fund, 1% of the size of trust plans subscribed is deposited in the Fund.

10.	OTHER ASSETS

	Note	December 31,
		2019	2020
		RMB	RMB
Guaranteed assets	(i)	100,304,255	533,680,528
Non-marketable equity securities	(ii)	34,010,000	34,010,000
Receivable from sale of loans	(iii)	46,312,256	17,241,092
Amounts due from employees	(iv)	10,026,151	5,352,718
Prepayments		6,850,294	2,403,478
Receivables for realization of collaterals		5,205,818	2,821,944
Other receivables		4,814,242	12,175,217
Total		207,523,016	607,684,977

44

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

10.	OTHER ASSETS (CONTINUED)

(i)	As described in Note 12, sales partners submit CRMPs to the Group as a guarantee for the loans under the collaboration model. When allowance for credit losses is recognized and accrued, the Group will evaluate if the loan increase in guaranteed recoverable assets guaranteed by the CRMPs is probable and estimable. If the increase in guaranteed recoverable assets is probable and estimable, the amount guaranteed by the CRMPs is recognized as guaranteed assets.

(ii)	In December 2013, the Group invested 10% of the paid-in capital in Guangzhou Huangpu Ronghe Village Bank Co., Ltd. (“Huangpu Ronghe”). As of December 31, 2019 and 2020, Huangpu Ronghe has paid-in capital of RMB100,000,000, and the Group has invested RMB10,000,000 in Huangpu Ronghe.

In June 2016, the Group invested 10,003,334 shares at RMB3.00 per share, which represents 2.14% of the paid-in capital in Guangdong Qingyuan Rural Commercial Bank (“Qingyuan Rural”). The Group transferred 2 million shares to an unrelated third party at RMB3.00 per share that is same as the investment cost on September 18, 2019. As of December 31, 2019 and 2020, the Group invested 1.72% of the paid-in capital in Qingyuan Rural. Qingyuan Rural has paid-in capital of RMB1,400,000,000, and the Group has invested RMB24,010,000 in Qingyuan Rural.

The measurement alternative is selected for the above non-marketable equity securities. Under the measurement alternative, the equity securities without readily determinable fair value are measured at cost minus impairment and adjusted for changes in observable prices. No change in observable price has been identified and no impairment has recorded for the two years of 2019 and 2020.

(iii)	As mentioned in Note 5, the Group transferred the delinquent loans to third parties so that the Group could collect the payment more quickly than to simply dispose the collaterals through litigation. The transferred loans have been isolated from the Group. There is no constrain on the transferee’s rights to pledge or exchange. The Group does not maintain effective control of transferred loans and loan transfers accounted for as sales are the transfer transactions without repurchase agreements.

(iv)	Due from employees mainly include temporary advances to employees for payments of collateral evaluation fee, mortgage handling fee, payments for office supplies, etc. on behalf of the Group.

45

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

11.	INTEREST-BEARING BORROWINGS

(a)	Borrowings under agreements to repurchase

Financial assets sold under agreements to repurchase are effectively short-term collateralized borrowings. In these transactions, the Group receives cash in exchange for transferring financial assets as collateral and recognizes an obligation to reacquire the financial assets for cash at the transaction’s maturity. These types of transactions create risks, including (1) fair value of the financial assets transferred may decline below the amount of obligation to reacquire the financial assets, and therefore create an obligation to pledge additional amounts, or to replace collaterals pledged, and (2) the Group does not have sufficient liquidity to repurchase the financial assets at the transaction’s maturity.

	Note	Fixed interest rate per annum	Term	December 31,
				2019	2020
				RMB	RMB
Repurchase agreements

Funds obtained from
Private investment funds		15% to 16%	Less than 1 year	275,930,000	-
Financial institution	(i)	8% to 13.2%	Within 4 years	589,103,161	507,620,299

Interest payable
Financial institution	(i)			5,745,054	956,583
Total repurchase agreements				870,778,215	508,576,882

46

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

11.	INTEREST-BEARING BORROWINGS (CONTINUED)

(i)	Funds obtained from financial institutions

On June 7, 2018, the Group transferred loan principals, interests and financing service fee receivables with carrying amount of RMB499,521,447 to a third-party transferee. The Group transferred loan principals, interests and financing service fee receivables with carrying amount of RMB499,999,800, upon a follow-on transfer on November 20, 2018 to Xiamen Asset Management Co., Ltd. (“Xiamen Asset”), an unrelated third party, with 9.2% to 9.5% per annum rate of return. The terms of loans remain the same after the transfer. However, in accordance with ASC 860, Transfers and Servicing, the loan principals are not derecognized upon transfer as the Group is required to repurchase: (a) the transferred loans which become overdue more than 90 days; (b) the loan principals which are not matured upon the end of the term of the transfer. As of December 31, 2020, the amount of funds obtained from Xiamen Asset and the interest payable are RMB77,474,002 and RMB603,354, respectively.

On June 15, 2018, the Group transferred loan principals, interests and financing service fee receivables with carrying amount of RMB499,991,939 to a third-party transferee, Weihai Blue Ocean Bank Co. Ltd. (“Blue Ocean”), an unrelated third party, with a 10% per annum rate of return. The terms of loans remain the same after the transfer. However, in accordance with ASC 860, Transfers and Servicing, the loan principals are not derecognized upon transfer as the Group is required to repurchase: (a) the transferred loans which become overdue more than 80 days; (b) the loan principals which are not matured upon the end of the term of the transfer. Moreover, when the agreement is in existence for more than 36 months, the Group will be required to repurchase all the remaining loan assets at a price which was agreed in contract. As of December 31, 2020, the amount of funds obtained from Blue Ocean and the interest payable are nil.

On July 11, 2018, the Group transferred loan principals, interests and financing service fee receivables with carrying amount of RMB200,000,000 to a third-party transferee, Haide Asset Management Co., Ltd. (“Haide Asset”), an unrelated third party, with a 10% per annum rate of return. The terms of loans remain the same after the transfer. However, in accordance with ASC 860, Transfers and Servicing, the loan principals are not derecognized upon transfer as the Group is required to repurchase: (a) the transferred loans which become overdue more than 90 days; (b) the loan principals which are not matured upon the end of the term of the transfer. As of December 31, 2020, the amount of funds obtained from Haide Asset and the interest payable are RMB3,413,812 and RMB52,684, respectively.

47

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

11.	INTEREST-BEARING BORROWINGS (CONTINUED)

On December 17, 2018, the Group transferred loan principals, interest and financing service fee receivables with carrying amount of RMB299,609,168 to a third-party transferee, Suzhou Asset Management Co., Ltd. (“Suzhou Asset”), an unrelated third party, with a 11% per annum rate of return. The terms of loans remain the same after the transfer. However, in accordance with ASC 860, Transfers and Servicing, the loan principals are not derecognized upon transfer as the Group is required to repurchase: (a) the transferred loans which become overdue more than 90 days; (b) the loan principals which are not matured upon the end of the term of the transfer. As of December 31, 2020, the amount of funds obtained from Suzhou Asset and the interest payable are RMB17,068,259 and RMB169,747, respectively.

On January 28, 2019, the Group transferred loan principals, interests and financing service fee receivables with carrying amount of RMB13,793,897 to a third-party transferee, Guangdong Yueke Asset Management Co., Ltd. (“Yueke Asset”), an unrelated third party, with a 13.2% per annum rate of return. Upon a follow-on transfer to Yueke Asset on March 29, 2019, the Group transferred loan principals, interests and financing service fee receivables with carrying amount of RMB27,016,646 and a 13.2% per annum rate of return. The terms of loans remain the same after the transfer. However, in accordance with ASC 860, Transfers and Servicing, the loan principals are not derecognized upon transfer as the Group is required to repurchase: (a) the loan principals which are not matured upon the end of the term of the transfer; (b) the remaining loan principals after deducting, from the original loan principals, the actual transfer cost paid by Yueke Asset and Yueke Asset’s loan and interest receivables under the transfer agreement. As of December 31, 2020, the amount of funds obtained from Yueke Asset and the interest payable are RMB9,664,226 and RMB130,798, respectively.

On May 7, 2020, the Group transferred the right to earnings in Jinghua Structured Fund 5 with carrying amount of RMB500,000,000 to Shenzhen Ruifeng Baoying Asset Management Co., Ltd. (“Ruifeng Baoying”), an unrelated third party, with a 8% per annum rate of return. However, in accordance with ASC 860, Transfers and Servicing, the right to earnings is not derecognized upon transfer as the Group is required to repurchase the right to earnings one year after the date of transfer. As of December 31, 2020, the amount of funds obtained from Ruifeng Baoying and the interest payable are RMB400,000,000 and nil, respectively.

48

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

11.	INTEREST-BEARING BORROWINGS (CONTINUED)

The below table provides the underlying collateral types of the gross obligations under repurchase agreements. For more information about pledged assets, refer to the Note 11(c).

	December 31,
	2019	2020
Underlying collateral types of gross obligations	RMB	RMB
Repurchase agreements:

Rights to earnings in the Group’s subordinated tranches of consolidated VIEs	275,930,000	400,000,000

Loans principal, interest and financing service fee receivables	594,848,215	108,576,882
Total repurchase agreements	870,778,215	508,576,882

The below table provides the contractual maturities of the gross obligations under repurchase agreements.

	Overnight	Up to 30 days	30 to 90 days	Greater than 90 days	Total gross obligations
	RMB	RMB	RMB	RMB	RMB

Repurchase agreements
As of December 31,2020	-	37,871,851	111,761,847	358,943,184	508,576,882
As of December 31,2019	-	684,791,408	115,136,807	70,850,000	870,778,215

49

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

11.	INTEREST-BEARING BORROWINGS (CONTINUED)

(b)	Other borrowings

Other borrowings	Note	Fixed interest rate per annum	Term	December 31,
				2019	2020
Short-term:				RMB	RMB

Investors of consolidated VIEs	(i)	7% to 12.7%	Less than 1 year	4,505,914,751	3,491,862,448
Senior tranche of trust plan which invests in the Group’s loans portfolio	(ii)	10.24%	Within 1 year	37,547,527	9,343,996

Long-term:
Investors of consolidated VIEs	(i)	7.2% to 12.1%	Within 5 years	2,056,035,701	2,088,565,691

Interest payable to
Investors of consolidated VIEs	(i)			52,640,336	59,897,208
Total				6,652,138,315	5,649,669,343

(i)	The financial liabilities arising from the VIEs with underlying investments in loans to customers are classified as payable in these consolidated financial statements. It is because the Group has an obligation to pay senior tranches holders upon maturity dates based on the related terms of those consolidated structured funds. As of December 31, 2020, the borrowings from VIEs have principal RMB5,580,428,139, bearing interests from 7% to 12.7% per year.

(ii)	As of December 31, 2020, the borrowings from senior tranche of trust plan which invested in the Group’s loans portfolio are the capitals from senior tranche holders of No.1 Wukuang Trust Yangguang Fanhua Plan with principal RMB9,343,996 million, bearing interests at 10.24% per year.

Aggregate annual maturities of long-term borrowing obligations (based on final maturity dates) are as follows:

	December 31,2020
	2021	2022	2023	2024	2025	Thereafter	Total
	RMB	RMB	RMB	RMB	RMB	RMB	RMB

Investors of consolidated VIEs	-	1,081,671,701	463,887,721	34,745,191	508,261,078	-	2,088,565,691

50

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

11.	INTEREST-BEARING BORROWINGS (CONTINUED)

(c)	Pledged assets

The Group pledges certain assets to secure borrowings under agreements to repurchase and other borrowings. The table provides the total carrying amounts of pledged assets by asset types.

	December 31,
	2019	2020
	RMB	RMB

Rights to earnings in the Group’s subordinated tranches of consolidated VIEs	1,369,872,606	312,080,250
Rights to earnings in loans principal, interest and financing service fee receivables	92,628,340	32,578,951
Loans principal, interest and financing service fee receivables	712,710,327	292,555,126
Total	2,175,211,273	637,214,327

Amounts presented above include carrying value of RMB2,082,582,932 and RMB604,635,376 in collateral for repurchase agreements as of December 31, 2019 and 2020, respectively.

12.	CREDIT RISK MITIGATION POSITION

	December 31,
	2019	2020
	RMB	RMB

Balance at the beginning of the year	-	928,702,101
Increase during the year	1,288,929,674	1,431,323,388
Decrease during the year	(352,306,712)	(1,136,849,732)
Confiscation during the year	(7,920,861)	(13,446,619)
Balance at the end of the year	928,702,101	1,209,729,138

Under the collaboration model, the Group collaborates with sales partners who are dedicated to introduce the Group’s loan services to prospective borrowers. The sales partners need to place security deposits ranging from 10%-25% of the loans issued to the borrowers introduced by them (such contribution, the “credit risk mitigation position”) to the Group. The credit risk mitigation position will be transferred into an account designated by the Group and is fully refundable upon repayment of the loan the credit risk mitigation position is associated with.

51

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

13.	OTHER LIABILITIES

	Note	December 31,
		2019	2020
		RMB	RMB

Guarantee repayments from sales partner	(i)	-	126,903,531
Receipt in advance	(ii)	118,109,316	121,160,268
Settlement and clearing accounts	(iii)	49,175,523	94,287,235
Other tax payables	(iv)	86,798,908	74,757,159
Customer pledged deposits	(v)	60,233,291	47,588,065
Collaboration cost payable	(vi)	29,191,882	34,713,800
Amounts due to third parties		10,768,698	10,545,062
Accrued expenses	(vii)	45,156,653	8,406,812
Others	(viii)	5,034,932	5,335,193
Total		404,469,203	523,697,125

(i)	Under the collaboration model, sales partners are required to provide a certain level of guarantee of repayment for loans recommended. Guarantee repayments from sales partner mainly consist of repayments collected from sales partners who exercise the guarantee, and those repayments will be returned to trust company.

(ii)	Receipt in advance consists of advance for interest and financing service fees on loans and down payments of loans held-for-sale by loan transferees. Down payments of loans held-for-sale for the traditional facilitation model amounted to RMB102,491,426 and RMB 118,078,758 as of December 31, 2019 and 2020.

(iii)	The Group transferred loans to third party investors and recorded these transactions as sales in Note 5(c). After the transfer, the contract terms related to payment proceeds from the loans remain the same: The Group collects payments of loans and then disburses the proceeds from the relevant loans to third-party transferees.

(iv)	Other tax payables mainly represent value-added tax and surcharges payables.

(v)	Customer pledged deposits mainly consist of the deposits collected from certain customers to reduce the risk of failure to make payments on schedule.

(vi)	As mentioned in Note 19, the Group will pay collaboration cost to the sales partners who introduce prospective borrowers to the Group. The collaboration cost for sales partners is a fixed percentage of the loan principal amount and is calculated by subtracting the project cost from interest and fees income received from borrowers.

(vii)	Accrued expenses mainly consist of promotional costs relating to building the collaboration model and expenses payable to consultants such as the auditor and lawyer.

(viii)	Other liabilities are expected to be settled or recognized as income within one year or are repayable on demand.

52

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

14.	ORDINARY SHARES

On January 8, 2014, the Company was incorporated in the Cayman Islands with authorized share capital of HKD380,000 divided into 3,800,000,000 shares of a nominal or par value of HKD0.0001 each. Upon the incorporation of the Company, one subscriber’s share was allotted and issued to Kevin Butler at a consideration of HKD0.0001, representing 100% of the entire ordinary share of the Company. On the same date, such share was transferred to Complete Joy Investments Limited (“Complete Joy”) at nil consideration. As a result, Complete Joy was the sole owner of the Company.

On July 11, 2018, the Company repurchased of a total of 1,230,434,041 shares of HKD0.0001 each share, following by issuing a total of 1,230,434,040 shares of USD0.0001 each share. As the result of the above redenomination, the par value of the Company’s shares has been changed from HKD0.0001 to USD0.0001, and its authorized share capital has been increased to USD380,000 divided into 3,800,000,000 shares of USD0.0001 each.

Upon the IPO on November 7, 2018 and exercise of the green shoes options, the Company issued 130,000,000 and 8,500,000 ordinary shares, equal to 6,500,000 ADSs and 425,000 ADSs, respectively, priced at USD7.5 per ADS. The Company issued 2,709,200 ordinary shares, equal to 135,460 ADSs, upon a follow-on exercise of the green shoes options on November 21, 2018, priced at USD7.5 per ADS.

15.	ADDITIONAL PAID-IN CAPITAL

Additional paid-in capital represents (1) the difference between the nominal value of share capital and the paid-up capital of the Group; (2) the difference between the purchase price and the proportionate share of the identifiable net assets of Guangzhou Anyu when the Group acquired its remaining shares to take full ownership; (3) the portion of the grant date fair value of unexercised share options granted to employees of the Group that has been recognized.

16.	RETAINED EARNINGS

	Note	December 31,
		2019	2020
		RMB	RMB

PRC statutory reserves	(i)	258,654,052	258,654,052
PRC surplus reserves	(ii)	147,125,493	161,631,825
Unreserved retained earnings		2,256,366,104	2,338,841,922
Total		2,662,145,649	2,759,127,799

(i)	With effect from July 1, 2012, pursuant to the “Administrative Measures on Accrual of Provisions by Financial Institutions” issued by the MOF in March 2012, the Group is required, in principle, to set aside a general reserve not lower than 1.5% of the ending balance of its gross risk-bearing assets.

(ii)	In accordance with the Company’s PRC subsidiaries’ articles of associate, the subsidiaries are required to appropriate 10% of their net incomes, upon approval by board of directors.

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CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

17.	ACCUMULATED OTHER COMPREHENSIVE LOSSES

	Foreign	Unrealized gain on investment securities
	currency translation adjustment	Before tax amount	Income Tax (expense) or benefit	Net-of-tax amount
	RMB	RMB	RMB	RMB

Balance as of January 1, 2019	(6,255,637)	2,252,159	(563,040)	1,689,119
Other comprehensive loss, net	3,965,185	(2,024,106)	506,027	(1,518,079)
Balance as of December 31, 2019	(2,290,452)	228,053	(57,013)	171,040

Balance as of January 1, 2020	(2,290,452)	228,053	(57,013)	171,040
Other comprehensive loss, net	(16,166,094)	(228,053)	57,013	(171,040)
Balance as of December 31, 2020	(18,456,546)	-	-	-

The amounts reclassified out of accumulated other comprehensive income represent realized gains on the investment securities upon their sales, which were then recorded in realized gains/(losses) on sales of investments, net ” in the consolidated statements of comprehensive income.

18.	INTEREST AND FINANCING SERVICE FEES ON LOANS

Interest and financing service fees on loans, which include financing service fee on loans, are recognized in the consolidated statements of comprehensive income using the effective interest method. Interest income on loans which is recognized with contractual interest rate were RMB4,150,727,434, RMB 2,906,171,249 and RMB 1,812,996,763 for the year ended December 31,2018, 2019 and 2020, respectively. Financing service fee on loans, are deferred and amortized over the contractual life of the related loans utilizing the effective interest method. Financing service fees on loans were RMB128,092,934, RMB47,309,748 and RMB15,691,147 for the year ended December 31, 2018, 2019 and 2020, respectively.

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CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

18.	INTEREST AND FINANCING SERVICE FEES ON LOANS (CONTINUED)

Interest and fees income and costs from traditional facilitation model and new collaboration model for the year ended December 31, 2020 are listed as below:

	Year ended December 31, 2020
	traditional facilitation model	Collaboration model	Total
	RMB	RMB	RMB

Interest and financing service fees on loans	695,645,512	1,133,042,398	1,828,687,910
Interests on deposits with banks	3,877,845	12,256,073	16,133,918
Interest expense on interest-bearing borrowings	(256,597,312)	(474,718,053)	(731,315,365)

Net interest and fees income	442,926,045	670,580,418	1,113,506,463

Collaboration cost for sales partners	-	(415,104,428)	(415,104,428)

Net interest and fees income after collaboration cost	442,926,045	255,475,990	698,402,035

Provision for credit losses	(130,589,189)	(146,997,234)	(277,586,423)
Net interest and fees income after provision for credit losses	312,336,856	108,478,756	420,815,612

19.	COLLABORATION COST FOR SALES PARTNERS

The Group started to develop a new collaboration model in December 2018. Under such model, the Group collaborates with sales partners who are dedicated to introduce CNFinance and its loan services to prospective borrowers. The unique feature of this collaboration model is that the sales partners will be required to deposit an amount equal to 10%-25% of the loans issued to the borrowers introduced by them. In return, the Group will pay collaboration cost as sales incentives to the sales partners.

20.	REALIZED GAINS ON SALES OF INVESTMENTS, NET

The gross realized gains on sales of investments are RMB3,185,026, RMB46,126,258 and RMB20,153,659 for the years ended December 31, 2018, 2019 and 2020, respectively.

21.	NET (LOSSES)/GAINS ON SALES OF LOANS

As mentioned in Note 5(c), the Group transferred the delinquent loans to third parties. Net (losses)/gains on sale of loans which summarizes the received from sales of loans are net losses of RMB16,697,259, net gains of RMB75,959,140 and RMB149,631,456 for the years ended December 31, 2018, 2019 and 2020, respectively.

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CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

22.	OTHER GAINS, NET

		Year ended December 31,
	Note	2018	2019	2020
		RMB	RMB	RMB

Net gains on confiscated credit risk mitigation positions	(i)	-	7,920,861	13,446,619
Mortgage agency service revenue	(ii)	4,466,608	679,933	511,500
Foreign exchange gains/(losses)	(iii)	1,836,029	647,316	(5,345,004)
Net loss on disposal of property and equipment		(946,244)	(3,049,896)	(2,868)
Profits and losses from fair value changes		-	-	56,773
Others		(3,242,074)	177,134	11,095,033
Total		2,114,319	6,375,348	19,762,053

(i)	Sales partners provide credit risk mitigation positions (CRMPs) as security deposits. Pursuant to the collaboration agreements if the debtor’s loan principal repayments or accrued interests are past due or the loan is in default, sales partners are obliged to fulfill their guarantee responsibility by selecting among different approaches, otherwise the CRMPs deposited by sales partners are confiscated by the Group. Net gains on confiscated CRMPs increased to RMB13,446,619 in 2020.

(ii)	The Group earns fees from providing mortgage agency services to borrowers applying for a bank loan. This kind of revenue is recognized at the time when loan is granted as that is the point of time the Group fulfils the customer’s request, and is then recognized on an accrual basis in accordance with the terms of the relevant agreements. Mortgage agency service revenue consists of revenue earned from housing mortgage agency service and cars mortgage agency service.

(iii)	The changes of foreign exchange gain/(loss) are mainly due to exchange rate changes in cash and cash equivalents held by the group, including US dollar account and Hong Kong dollar account. The company recorded a foreign exchange (loss) as RMB5,345,004 in 2020, a decrease of RMB5,992,320 compared with that in 2019. The loss is mainly due to the decrease of the exchange rate between Hong Kong dollar and RMB and the US dollar against RMB.

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CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

23.	OTHER EXPENSES

	Year ended December 31,
	2018	2019	2020
	RMB	RMB	RMB

Advertising and promotion expenses	15,323,838	45,789,035	30,471,983
Litigation fees	22,467,468	25,305,057	24,764,412
Consulting fees	9,580,602	16,762,953	14,486,656
Research and development expenses	1,419,878	2,430,338	9,960,607
Office and commute expenses	14,425,608	21,835,262	9,120,261
Attorney fees	5,983,431	23,748,333	8,503,270
Entertainment and travelling expenses	14,237,820	10,905,234	7,010,704
Depreciation and amortization	13,299,246	10,917,300	6,047,226
Directors and officers liability insurance	-	6,433,824	4,232,722
Communication expenses	2,549,164	2,874,165	2,495,071
Others	14,268,602	15,677,035	6,949,270
Total	113,555,657	182,678,536	124,042,182

24.	INCOME TAX EXPENSE

Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gains.

British Virgin Islands (BVI)

Pursuant to the rules and regulations of the British Virgin Islands, the Group is not subject to any income tax in the British Virgin Islands.

Hong Kong

No provision for Hong Kong Profits Tax has been made for the subsidiary located in Hong Kong as the subsidiary has not derived any income subject to Hong Kong Profits Tax during the years.

Peoples Republic of China (PRC)

According to the PRC Corporate Income Tax (“CIT”) Law that was effective from January 1, 2008, the Group’s PRC subsidiaries are subject to PRC income tax at the statutory tax rate of 25%, unless otherwise specified.

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CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

24.	INCOME TAX EXPENSE (CONTINUED)

Income tax expense, all of which relates to the PRC, consists of the following for the years ended December 31:

	Year ended December 31,
	2018	2019	2020
	RMB	RMB	RMB

Current tax expense	401,913,951	182,459,389	142,238,819

Deferred tax (benefit)/expense	(105,085,476)	3,908,847	(94,389,779)
Total income tax expense	296,828,475	186,368,236	47,849,040

The principal components of the deferred tax assets and liabilities are as follows:

	Year ended December 31,
	2019	2020
	RMB	RMB
Deferred tax assets:
Allowance for loans principal	254,945,409	299,532,574
Allowance for interest and financing fee receivables	22,654,969	22,733,700
Net operating loss carry-forwards	6,459,941	10,443,239
Lease liabilities	9,533,485	4,886,125
Other deferred tax assets	1,388,307	1,919,331
Total deferred tax assets	294,982,111	339,514,969

Valuation allowance	(6,459,941)	(10,443,239)
Deferred tax assets, net of valuation allowance	288,522,170	329,071,730

Deferred tax liabilities:
Intangible assets	(742,500)	(742,500)
Investment securities	(57,014)	-
Right-of-use assets	(9,533,485)	(4,867,131)
Loans and other assets	-	(78,329,130)
Undistributed earnings from structured funds	(621,034,296)	(565,903,639)
Total deferred tax liabilities	(631,367,295)	(649,842,400)

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CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

24.	INCOME TAX EXPENSE (CONTINUED)

In 2020, the Group assessed and considered that RMB78,329,130 of the income taxes payable balance as of December 31, 2019 would be filed and settled on a future income tax return. Such amount was related to the intra-entity transfers of the loans and other assets. The Group has presented the tax effect of the intra-entity transfers of loans and other assets as deferred tax liabilities in 2020.

Movement of valuation allowance:

	2019	2020
	RMB	RMB

At the beginning of year	5,743,768	6,459,941
Current year additions	2,843,639	5,420,745
Current year reversals	(2,025,434)	(1,374,712)
Current year charge-offs	(102,032)	(62,735)
At the end of year	6,459,941	10,443,239

In assessing the recoverability of its deferred tax assets, management considers whether some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the cumulative earnings and projected future taxable income in making this assessment. Recovery of a substantial majority of the Group’s deferred tax assets is supported by reversing taxable temporary differences.

Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are recoverable, management believes that it is more likely than not that the Group will realize the benefits of its deferred tax assets, net of valuation allowance, as of December 31, 2019 and 2020.

Valuation allowances have been provided on deferred tax assets due to the uncertainty surrounding their realization. As of December 31, 2019 and 2020, the valuation allowance on deferred tax assets mainly arising from operating loss carry-forwards were provided because it was more likely than not that the Group will not be able to utilize the operating loss carry-forwards generated by certain unprofitable subsidiaries.

The Group operates through its subsidiaries and VIEs. Since each entity files a separate tax return, the valuation allowance is considered on an individual entity basis.

As of December 31, 2020, the Group had net operating loss carryforwards of RMB41,772,957 from its subsidiaries registered in the PRC, which can be carried forward to offset future taxable income. The Group had deferred tax assets related to net operating loss carryforwards of RMB10,443,239. Net operating losses of RMB20,089,976 will expire in 2024, and in 2025, about RMB21,682,981 will expire, if not utilized.

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CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

24.	INCOME TAX EXPENSE (CONTINUED)

Management intends to indefinitely reinvest the undistributed earnings of the subsidiaries located in the PRC. The cumulative amount of the temporary difference in respect of investments in PRC subsidiaries is RMB5,236,867,776 as of December 31, 2020. Upon repatriation of the subsidiaries’ and the VIE’s earnings, in the form of dividends or otherwise, the Group would be subject to 10% PRC withholding income tax when making distribution to foreign parent companies. However, the Group was not subject to withholding income tax in 2020 because the Group did not make any distribution to foreign parent companies. The related unrecognized deferred tax liabilities were RMB523,686,778.

The income before income tax expense is as follows:

	Year ended December 31,
	2018	2019	2020
	RMB	RMB	RMB

Cayman Islands	(5,671)	(4,424,505)	(2,847,746)
BVI	161,953	45,003	(22,126)
Hong Kong entities	(77,026)	2,014,052	3,424,910
PRC entities	1,157,657,930	723,377,628	162,146,528
Total	1,157,737,186	721,012,178	162,701,566

The reconciliation of the PRC statutory income tax rate of 25% to the effective income tax rate is as follows:

	Year ended December 31,
	2018	2019	2020

PRC statutory income tax rate	25.00%	25.00%	25.00%
(Decrease)/increase in effective income tax rate resulting from:

Effect of tax-free income	(0.03)%	(0.06)%	(8.02)%
Effect of non-deductible share option expense	0.86%	0.55%	9.54%
Effect of zero tax rate in foreign countries	(0.00)%	0.15%	0.44%
Changes in valuation allowance	(0.59)%	0.11%	2.49%
Others	0.42%	0.09%	(0.04)%
Effective income tax rate	25.66%	25.84%	29.41%

The Group’s only major jurisdiction is China where tax returns generally remain open and subject to examination by tax authorities for tax years 1999 onwards.

The Group did not have any significant unrecognized tax benefits, and no interest and penalty expenses were recorded for the years ended December 31, 2018, 2019 and 2020.

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CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

25.	EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per share for the years ended December 31, 2018, 2019 and 2020, for which the basic weighted average number of common shares are based on the 1,371,643,240, 1,371,643,240 and 1,371,643,240 common shares issued by the Company, as if those shares were issued as of the earliest date presented.

	Year ended December 31,
	2018	2019	2020
	RMB	RMB	RMB

Net income	860,908,711	534,643,942	114,852,526
Basic weighted average number of common shares outstanding	1,251,608,224	1,371,643,240	1,371,643,240
Effect of dilutive share options	137,727,545	96,143,147	153,589,125
Dilutive weighted average number of ordinary shares	1,389,335,769	1,467,786,387	1,525,232,365
Basic earnings per share	0.69	0.39	0.08
Diluted earnings per share	0.62	0.36	0.08

26.	SHARE-BASED COMPENSATION EXPENSES

(a)	Description of share-based compensation arrangements

On January 3, 2017, the Group adopted a new share incentive plan, or the 2017 Share Incentive Plan. Options to purchase 187,933,730 ordinary shares pursuant to the 2017 Share Incentive Plan were issued to certain management and employees. Accordingly, 60%, 20% and 20% of the award options shall vest on December 31, each of the years 2017 to 2019, respectively. Unless terminated earlier, the 2017 Share Incentive Plan will terminate automatically in 2022.

On August 27, 2018, 2018 Share Incentive Plan (the “2018 Option”) for granting shares award of CNFinance to certain management members and employees of the Group was issued to concurrently replace the 2017 Share Incentive Plan which granted Sincere Fame’s share. Except for the above mentioned change of grantor, all terms of the 2017 Share Incentive Plan and the 2018 Share Incentive Plan were the same. No change in the fair value, vesting conditions or the classification of the 2017 Share Incentive Plan and the 2018 Share Incentive Plan.

On December 31, 2019, the Group granted options to certain management and employees to purchase 119,674,780 ordinary shares pursuant to the 2018 Share Incentive Plan (the “2019 Option”). Accordingly, 50%, 30% and 20% of the award options shall vest on December 31, each of the years 2020 to 2022, respectively, with expiration dates on December 31, each of the years 2025 to 2027.

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CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

26.	SHARE-BASED COMPENSATION EXPENSES (CONTINUED)

Share-based payment transactions with employees, such as share options are measured based on the grant date fair value of the equity instrument. The Group recognizes the compensation costs net of estimated forfeitures over the applicable vesting period. The estimate of forfeitures will be adjusted over the requisite service period to the extent that actual forfeitures differ, or are expected to differ, from such estimates. Changes in estimated forfeitures will be recognized through a cumulative catch-up adjustment in the period of change and will also impact the amount of stock compensation expenses to be recognized in future periods. There were no market conditions associated with the share option grants.

(b)	Fair value of share options and assumptions

The fair value of options granted to employees is determined based on a number of factors including valuations. In determining the fair value of equity instruments, the Group referred to valuation reports prepared by an independent third-party appraisal firm, based on data the Group provided. The valuation reports provided the Group with guidelines in determining the fair value of the equity instruments, but the Group is ultimately responsible for the determination of all amounts related to share-based compensation recorded in the financial statements.

Excluding the options containing service vesting conditions, the Group calculated the estimated fair value of the options on the respective grant dates using a binomial option pricing model with assistance from independent valuation firms, with the following assumptions:

	Share awards granted on January 3, 2017 (2018 Option)	Share awards granted on December 31, 2019 (2019 Option)

Expected volatility	40.00%	41.52%
Expected dividends	-	-
Risk-free interest rate	3.10%	3.12%
Expected term (in years)	5	5
Expected life (in years)	6	8

The contractual life of the share option is used as an input into the binomial option pricing model. Exercise multiple and post-vesting forfeit are incorporated into the model as well.

2018 Option

When the options of the 2018 Option were issued, the Group’s shares had not been publicly traded and its shares were rarely traded privately. Therefore, the expected volatility is estimated based on the historical volatility of comparable entities with publicly traded shares for the period before the date of grant with length commensurate to contractual life of the options. Since the contractual life of the options is 6 years, the risk-free rate for the expected term of the options is determined based on the yield to maturity of China 6-year government bond at the date of grant.

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CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

26.	SHARE-BASED COMPENSATION EXPENSES (CONTINUED)

2019 Option

When the options of the 2019 Option were issued, the Group’s shares were already publicly traded. Since the shares have only been publicly traded for just over a year, the expected volatility is estimated based on the historical volatility of comparable entities with publicly traded shares for the period before the date of grant with length commensurate to contractual life of the options. The contractual life of the options is 6 years, 7 years and 8 years, respectively. Therefore, the risk-free rate for the expected term of the options is determined based on the yield to maturity of China 5-year, 7-year and 10-year government bond, using interpolation method, at the date of grant.

The Group has not declared or paid any cash dividends on its capital stock and does not anticipate any dividend payments on its ordinary shares in the foreseeable future.

If any of the assumptions used in the binomial option pricing model changes significantly, share-based compensation expenses for future awards may differ materially compared with the awards granted previously.

A summary of share option activity under the 2018 Option is as follows:

	Number of shares	Weighted average exercise price	Weighted average grant date fair value
		RMB	RMB
Balance, December 31, 2016	-	-	-
Granted	187,933,730	-	1.27
Exercised	-	-	-
Surrendered	-	-	-
Balance, December 31, 2017	187,933,730	-	1.27
Exercisable, December 31, 2017	112,760,238	-	1.27
Expected to vest, December 31, 2017	75,173,492	-	1.27

Balance, December 31, 2017	187,933,730	-	1.27
Granted	-	-	-
Exercised	-	-	-
Surrendered	-	-	-
Balance, December 31, 2018	187,933,730	-	1.27
Exercisable, December 31, 2018	150,346,984	-	1.27
Expected to vest, December 31, 2018	37,586,746	-	1.27

Balance, December 31, 2018	187,933,730	-	1.27
Granted	-	-	-
Exercised	-	-	-
Surrendered	-	-	-
Balance, December 31, 2019	187,933,730	-	1.27
Exercisable, December 31, 2019	187,933,730	-	1.27
Expected to vest, December 31, 2019	-	-	-

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CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

26.	SHARE-BASED COMPENSATION EXPENSES (CONTINUED)

A summary of share option activity under the 2019 Option is as follows:

	Number of shares	Weighted average exercise price	Weighted average grant date fair value
		RMB	RMB
Balance, December 31, 2018	-	-	-
Granted	119,674,780	-	0.72
Exercised	-	-	-
Surrendered	-	-	-
Balance, December 31, 2019	119,674,780	-	0.72
Exercisable, December 31, 2019	-	-	-
Expected to vest, December 31, 2019	119,674,780	-	0.72
Balance, December 31, 2019	119,674,780	-	0.72
Granted	-	-	-
Exercised	-	-	-
Surrendered	-	-	-
Balance, December 31, 2020	119,674,780	-	0.72
Exercisable, December 31, 2020	59,837,390	-	0.72
Expected to vest, December 31, 2020	59,837,390	-	0.72

The following table sets forth the fair value of options and ordinary shares estimated at the dates of option grants indicated below with the assistance from an independent valuation firm.

Date of options grant	Options granted	Exercise price		Fair value of option		Fair value of ordinary shares

January 3, 2017	75,173,492	RMB	0.50	RMB	1.26	RMB	1.72
January 3, 2017	112,760,238	RMB	0.50	RMB	1.27	RMB	1.72
December 31, 2019	83,772,346	RMB	1.00	RMB	0.71	RMB	1.40
December 31, 2019	35,902,434	RMB	1.00	RMB	0.75	RMB	1.40

For the option granted on January 3, 2017, the Group recognized compensation expenses of RMB39,715,168 and RMB15,886,067 in year 2018 and 2019, respectively. There was no income tax benefit recognized associated with the share-based compensation expenses. As of December 31, 2019, the expenses in relation to the 2018 Option have been fully recognized.

For the 2019 Option, the Group recognized compensation expenses of RMB62,073,367. There was no income tax benefit recognized associated with the share-based compensation expenses. As of December 31,2020, there is total unrecognized compensation cost of RMB24,540,633, which is expected to be recognized over a weighted average period of 1.24 years.

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CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

27.	MATERIAL RELATED PARTY TRANSACTIONS

Name and relationship with related parties

During the years, transactions with the following parties are considered as related parties:

Name of related party	Relationship

CISG Holdings Limited	one of the shareholders

Fanhua Inc. and its subsidiaries	one of the owners beneficially owns 100% equity interests of CISG Holdings Limited

In 2017, the Chairman and Chief Executive Officer of the Group, Mr. Zhai Bin, entered into a loan agreement with the Group as lender with an amount of RMB5,010,800 with a daily market interest rate of 0.02%. The loan was settled in full in March 2018.

In May 2018, Jinghua Structured Fund 27, a VIE consolidated by the Group, was established with a contracted valid term for 10 years. Fanhua Inc. and its subsidiaries subscribed all of the senior units and intermediate units of Jinghua Structured Fund 27, which amounted to RMB115,000,000 and RMB23,000,000 respectively. The Group subscribed to all of the subordinated units of Jinghua Structured Fund 27 as well, which amounted to RMB15,350,000.

In 2018, Fanhua Inc. and its subsidiaries transferred all their senior units and intermediate units to a third party of the Group from May to July. As a result, amounts due to related parties is nil as of December 31, 2018. The total amount of interest expense of Jinghua Structured Fund 27 in 2018 is RMB6,308,306. As the result of the above transferring, interest expense paid to related parties is RMB610,405.

The Group did not have any related party transactions in the year ended December 31, 2020.

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CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

28.	OPERATING LEASES

The Group leases multiple office spaces which are contracted under various non-cancelable operating leases, most of which provide extension or early termination options and are generally expired in 1 to 4 years. The Group does not enter into any finance leases or leases where the Group is a lessor. Moreover, the existing operating lease agreements do not contain any residual value guarantees or material restrictive covenants.

Management determines if an arrangement is a lease at inception and record the leases in the financial statements upon lease commencement, which is the date when the underlying office space is made available for use by the lessor. The incremental borrowing rates determined for computing the lease liabilities are based on the People’s Bank of China (PBOC) Benchmark Rates for terms of loans ranging from zero (exclusive) to 5 years and above.

The following tables present the operating lease cost and other supplemental information:

	Year ended December 31,
	2018	2019	2020
	RMB	RMB	RMB

Operating lease cost (1)	58,317,758	36,607,623	21,719,042

(1)	Amounts include short-term leases that are immaterial.

	December 31, 2019	December 31, 2020
	RMB	RMB

Weighted-average remaining lease term	2 Years	1.2 Years

Weighted-average discount rate	4.75%	4.73%

Cash paid for amounts included in the measurement of lease liabilities under operating cash flows	39,195,151	18,327,069

ROU assets obtained in exchange for new operating lease liabilities	38,133,941	19,468,523

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CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

28.	OPERATING LEASES (CONTINUED)

The following represents the Group’s future undiscounted cash flows for each of the next five years and thereafter and reconciliation to the lease liabilities (excluding short-term operating leases) as of December 31, 2020:

Year Ended December 31,	RMB

2021	14,245,045
2022	5,210,201
2023	700,106
2024	219,038
2025	-
Thereafter	-
Total future operating lease payments	20,374,390
Less: imputed interest	(829,891)
Total present value of operating lease liabilities	19,544,499

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CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

29.	CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

The Group’s PRC VIEs and PRC subsidiaries are restricted in their ability to transfer a portion of their net assets to the Group. The payment of dividends by entities organized in China is subject to limitations, procedures and formalities. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. The Group’s subsidiaries are also required to set aside at least 10% of its net income based on PRC accounting standards each year to its statutory reserves account until the accumulative amount of such reserves reaches 50% of its respective registered capital. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends.

In addition, the Group’s operations and revenues are conducted and generated in China, all of the Group’s revenues being earned and currency received are denominated in RMB. RMB is subject to the foreign exchange control regulation in China, and, as a result, the Group may be unable to distribute any dividends outside of China due to PRC foreign exchange control regulations that restrict the Group’s ability to convert RMB into US Dollars.

Regulation S-X requires the condensed financial information of registrant shall be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. For purposes of the above test, restricted net assets of consolidated subsidiaries shall mean that amount of the registrant’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries in the form of loans, advances or cash dividends without the consent of a third party. The condensed parent company financial statements have been prepared in accordance with Rule 12-04, Schedule I of Regulation S-X as the restricted net assets of the Group’s PRC subsidiary and VIE exceed 25% of the consolidated net assets of the Group.

The condensed financial information of the parent company has been prepared in accordance with SEC Regulation S-X Rule 5-04 and Rule 12-04, using the same accounting policies as set out in the Group’s consolidated financial statements, except that the Group uses the equity method to account for investments in its subsidiaries. The footnote disclosures generally included in financial statements prepared in accordance with U.S. GAAP have been condensed and omitted. The footnote disclosures contain supplemental information relating to the operations of the Group, as such, these statements are not the general-purpose financial statements of the reporting entity and should be read in conjunction with the notes to the consolidated financial statements of the Group.

On January 8, 2014, the Group was incorporated in the Cayman Islands with one subscriber’s share allotted and issued at par value of HKD0.0001, representing 100% of the entire ordinary share of the Group. The shareholder as well as shareholder’s equity remained the same until the reorganization with Sincere Fame.

68

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

29.	CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (CONTINUED)

Condensed balance sheets

	December 31,	December 31,
	2019	2020
	RMB	RMB
Assets
Cash and cash equivalents	7,192,877	3,315,160
Investments in subsidiaries	392,559,403	392,559,403
Other assets	316,693,899	296,210,723

Total assets	716,446,179	692,085,286

Liabilities and shareholders’ equity

Accrued employee benefits	418,572	97,555
Other operating liabilities	10,988,499	10,508,460

Total liabilities	11,407,071	10,606,015

Ordinary shares (3,800,000,000 shares authorized; 1,371,643,240 shares with USD0.0001 as par value issued as of December 31, 2019 and December 31, 2020)	916,743	916,743
Additional paid-in capital	705,422,445	705,422,445
Retained earnings	(4,430,177)	(7,277,923)
Accumulated other comprehensive income: Foreign currency translation adjustment	3,130,097	(17,581,994)

Total shareholders’ equity	705,039,108	681,479,271

Total liabilities and shareholders’ equity	716,446,179	692,085,286

69

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

29.	CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (CONTINUED)

Condensed statements of comprehensive income

	2019	2020
	RMB	RMB
Interest and fees income
Interest on deposits with banks	426,672	5,713

Total interest and fees income	426,672	5,713

Other revenue	3,353,216	-

Total non-interest income	3,353,216	-

Total Revenue	3,779,888	5,713

Operating expenses
Employee compensation and benefits	(660,018)	(397,404)
Other expenses	(7,544,375)	(2,456,055)

Total operating expenses	(8,204,393)	(2,853,459)

Income before income tax	(4,424,505)	(2,847,746)
Income tax expense	-	-

Net loss	(4,424,505)	(2,847,746)

Other comprehensive income/(losses)
Foreign currency translation adjustment	5,255,576	(20,712,092)

Comprehensive income/(losses)	831,071	(23,559,838)

70

CNFINANCE HOLDINGS LIMITED

Notes to the consolidated financial statements

(Expressed in Renminbi unless otherwise stated)

29.	CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (CONTINUED)

Condensed statements of cash flows

	2019	2020
	RMB	RMB
Cash flows from operating activities:

Net loss	(4,424,505)	(2,847,746)
Other operating assets	(316,693,899)	20,483,176
Other operating liabilities	3,248,087	(801,055)

Net cash (used in)/provided by operating activities	(317,870,317)	16,834,375

Net (decrease)/increase in cash and cash equivalents	(317,870,317)	16,834,375
Cash and cash equivalents at the beginning of year	319,807,618	7,192,877
Effect of exchange rate change on cash and cash equivalents	5,255,576	(20,712,092)

Cash and cash equivalents at the end of year	7,192,877	3,315,160

30.	COMMITMENTS AND CONTINGENCIES

The Group has not entered into any financial guarantees or other commitments to guarantee the payment obligations of any unconsolidated third parties. In addition, the Group has not entered into any derivative contracts that are indexed to the Group’s shares and classified as shareholders’ equity, or that are not reflected in the Group’s consolidated financial statements. Furthermore, the Group does not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Moreover, the Group does not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to the Group or engages in leasing, hedging or product development services with the Group.

31.	SUBSEQUENT EVENTS

The Group has considered subsequent events through April 28, 2021, which was the date of these consolidated financial statements were issued, and has determined none of these events were required to be recognized or disclosed in the consolidated financial statements and related notes.

71